UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant □

Check the appropriate box:

☐         Preliminary Proxy Statement
☐         Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒         Definitive Proxy Statement
☐         Definitive Additional Materials
☐         Soliciting Material under §240.14a-12

JUSHI HOLDINGS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒     No fee required.
□Fee paid previously with preliminary materials.
□Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(l) and 0-11.

JUSHI HOLDINGS INC.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS OF JUSHI HOLDINGS INC.

AND

PROXY STATEMENT
FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 3, 2025

April 23, 2025

This Proxy Statement is dated April 23, 2025, and is first being made available to shareholders on or about April 23, 2025.

Jushi Holdings Inc.

Notice of Annual General Meeting of Shareholders (the “Notice”)

The 2025 annual general meeting of shareholders (the “Meeting”) of Jushi Holdings Inc. (the “Company”), will be a meeting held on June 3, 2025, beginning at 10:00 a.m. (Eastern Time), at the Company's office located at 301 Yamato Road, Suite 3250, Boca Raton, FL 33431.
The following matters will be considered at the Meeting:
•The setting of the number of directors that constitutes the board of directors of the Company (the “Board”) at five;
•The election of five director nominees named in the Proxy Statement to our Board;
•The appointment of Macias Gini & O'Connell LLP as auditors for the Company and the authorization of the Board to fix the auditors' remuneration and set the terms of engagement; and
•The transaction of such other business as may properly come before the meeting or any adjournment, continuance or postponement thereof.
Each of the matters to be acted upon at the meeting are more fully described in our Proxy Statement.
This Notice of Meeting is accompanied by the Proxy Statement and the accompanying form of proxy (“Proxy Instrument”). As permitted by applicable securities law, the Company is using notice-and-access to deliver the Proxy Statement to shareholders. This means that the Proxy Statement is being posted online to access, rather than being mailed out. Notice-and-access substantially reduces the Company's printing and mailing costs and is environmentally friendly as it reduces paper and energy consumption. On or about April 23, 2025, we expect to make the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024, including the audited annual consolidated financial statements of the Company, together with the notes thereto and the independent auditor's report and the related management's discussion and analysis contained therein, available on the “Investors” section of the Company's website at https://ir.jushico.com/, SEDAR+ at www.sedarplus.ca and the SEC's website at www.sec.gov. Shareholders will still receive a Proxy Instrument or a voting instruction form in the mail so they can vote their shares, but instead of receiving a paper copy of the Proxy Statement, they will receive a notice with information about how they can access the proxy statement electronically and how to request a paper copy.
The record date for the determination of shareholders of the Company entitled to receive notice of and to vote at the Meeting or any adjournment(s) thereof is April 17, 2025 (the “Record Date”). Shareholders of the Company whose names have been entered in the register of shareholders of the Company at the close of business on the Record Date will be entitled to receive notice of and to vote at the Meeting or any adjournment(s) thereof.
A shareholder of the Company may attend the Meeting or may be represented by proxy. Registered shareholders of the Company who are unable to attend the Meeting or any adjournment(s) thereof are requested to date, sign and return the accompanying Proxy Instrument for use at the Meeting or any adjournment(s) thereof.

To be effective, the Proxy Instrument must be returned to Odyssey, the Corporation's transfer agent at Odyssey Trust Company, 702 – 67 Yonge Street, Toronto, ON, M5E 1J8. Alternatively, you may vote by Internet at https://login.odysseytrust.com/pxlogin. All instructions are listed on the Proxy Instrument. Your proxy or voting instructions must be received in each case no later than 10:00 a.m. (Eastern Time) on May 30, 2025 or, if the Meeting is adjourned, at least 48 hours (excluding Saturdays, Sundays and statutory holidays in the Province of British Columbia) before the beginning of any adjournment(s) or postponement of the Meeting.

Whether or not you plan to attend the Meeting, we encourage you to read this Proxy Statement and promptly vote your shares. For specific instructions on how to vote your shares, please refer to the section entitled “ How You Can Vote” and to the instructions on your proxy or voting instruction card.

DATED as of April 23, 2025
By Order of the Board of Directors

/s/ Louis Jonathan Barack
Louis Jonathan Barack
President, Chief Revenue Officer and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 3, 2025.

Notice of Annual General Meeting and Proxy Statement are available online at the “Investors” section of our website at https://ir.jushico.com/corporate-governance/annual-meeting. The 2024 Annual Report to Shareholders, which includes our Form 10-K for the year ended December 31, 2024, is also available online at the “Investors” section of our website at https://ir.jushico.com/.

YOUR VOTE IS IMPORTANT, PLEASE VOTE YOUR PROXY OVER THE INTERNET BY VISITING LOGIN.ODYSSEYTRUST.COM/PXLOGIN OR MARK, SIGN, DATE AND RETURN YOUR PROXY INSTRUMENT BY MAIL WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL GENERAL MEETING OF SHAREHOLDERS.

PROXY STATEMENT FOR THE 2025 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON
JUNE 3, 2025
This Proxy Statement (this “Proxy Statement”) contains information about the 2025 annual general meeting of shareholders (the “Meeting”) of Jushi Holdings Inc., to be held on June 3, 2025, beginning at 10:00 a.m. (Eastern Time) at 301 Yamato Road, Suite 3250, Boca Raton, FL 33431. The board of directors (the “board of directors” or the “Board”) is using this Proxy Statement to solicit proxies for use at the Meeting. Unless the context otherwise requires, references to “we,” “us,” “our,” “Company” or “Jushi” or similar terms refers to Jushi Holdings Inc. together with its wholly-owned subsidiaries. The mailing address of our principal executive offices is 301 Yamato Road, Suite 3250, Boca Raton, FL 33431.
All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board with respect to each of the matters set forth in the accompanying Notice of Meeting (the “Notice”). You may revoke your proxy at any time up to and including the last business day preceding the day of the Meeting by (i) giving our Corporate Secretary written notice to that effect or (ii) at the Meeting by providing written notice to our Corporate Secretary to that effect.
We first made this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 available to shareholders on April 23, 2025.
We are an “emerging growth company” under applicable U.S. federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the U.S. Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We may take advantage of these exemptions until the last day of the fiscal year in which the fifth anniversary of our initial public offering occurs (December 31, 2027) or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenues as of the end of a fiscal year, if we are deemed to be a large-accelerated filer under the rules of the U.S. Securities and Exchange Commission (the “SEC”) or if we issue more than $1.0 billion of non-convertible debt over a three-year period.
We are also a “smaller reporting company” under applicable U.S. federal securities laws. We will remain a smaller reporting company so long as either (i) the market value of shares of our common stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of shares of our common stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present reduced disclosures regarding executive compensation.

Important Notice Regarding the Availability of Proxy Materials for the Annual General
Meeting of Shareholders to be Held on June 3, 2025:
This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available for viewing, printing and downloading at https://ir.jushico.com/.
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 6, 2025, except for exhibits, will be furnished without charge to any shareholder upon written request to Investor Relations at investors@jushico.com. This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are also available on the “Investors” section of our website at https://ir.jushico.com/, the SEC's website at www.sec.gov and SEDAR+ at www.sedarplus.ca.

GENERAL INFORMATION ABOUT THE ANNUAL GENERAL MEETING AND VOTING

Proxy Materials
Why am I receiving these materials?

Our Board is using this Proxy Statement to solicit proxies for use at the Meeting, and at any adjournments, continuances, or postponements of the Meeting. The Meeting will be held on June 3, 2025, at 301 Yamato Road, Suite 3250, Boca Raton, FL 33431. The Company is making these materials available to shareholders by posting them online to access, rather than mailing them out unless specifically requested by a shareholder. The cost of any solicitation will be borne by the Company. Proxies may also be solicited personally by employees of the Company at nominal cost to the Company.

As a shareholder as of the Record Date, you are invited to attend the Meeting and are entitled and requested to vote on the business items described in this Proxy Statement. This Proxy Statement is furnished in connection with the solicitation of proxies by or on behalf of management of the Company and the Board. This Proxy Statement is designed to assist you in voting your shares and includes information that we are required to provide under the rules of the SEC and applicable Canadian securities laws.

These proxy materials are being sent to both registered and Non-registered Shareholders (as defined below). In some instances, the Company has distributed copies of the Notice, the Proxy Statement and the accompanying Proxy Instrument (collectively, the “Documents”) to clearing agencies, securities dealers, banks and trust companies, or their nominees (collectively “Intermediaries,” and each an “Intermediary”) for onward distribution to shareholders whose shares are held by or in the custody of those Intermediaries (“Non-registered Shareholders”). The Intermediaries are required to forward the Documents to Non-registered Shareholders.

Solicitation of proxies from Non-registered Shareholders will be carried out by Intermediaries, or by the Company if the names and addresses of Non-registered Shareholders are provided by the Intermediaries.

Non-registered Shareholders who have received the Documents from their Intermediary should follow the directions of their Intermediary with respect to the procedure to be followed for voting at the Meeting. Generally, Non-registered Shareholders will either:

•receive a form of proxy executed by the Intermediary but otherwise uncompleted. The Non-registered Shareholder may complete the proxy and return it directly to the Intermediary; or
•be provided with a request for voting instructions. The Intermediary is required to send the Company an executed form of proxy completed in accordance with any voting instructions received by the Intermediary.

If you are a Non-registered Shareholder, and the Company or its agent has sent these materials directly to you, your name and address and information about your holdings of securities have been obtained from your Intermediary in accordance with applicable securities regulatory requirements. By choosing to send the Documents to you directly, the Company (and not your Intermediary) has assumed responsibility for: (i) delivering the Documents to you; and (ii) executing your proper voting instructions. Non-registered Shareholders who have elected to receive the Documents by electronic delivery (“e-Delivery”) will have received e-mail notification from the Intermediary that the Documents are available electronically on the Company's website. Please return your voting instructions as specified in the request for voting instructions.

What is included in the proxy materials?
The proxy materials include:
•our Notice of Meeting;
•our Proxy Statement for the Meeting;
•a Proxy Instrument or voting instruction card; and
•our 2024 Annual Report on Form 10-K.
What information is contained in this proxy statement?
The information in this Proxy Statement relates to the proposals to be voted on at the Meeting, the voting process, our Board and board committees, corporate governance, the compensation of our directors and executive officers and other required information.
I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy?
If you share an address with another shareholder, you may receive only one set of proxy materials unless you have provided contrary instructions. If you wish to receive a separate set of the proxy materials, please request the additional copy by contacting Investor Relations at investors@jushico.com or by calling us at (561) 617-9100.
A separate set of the materials will be sent promptly following receipt of your request.
If you are a beneficial owner of shares and you wish to receive a separate set of proxy materials in the future, or if you have received multiple sets of proxy materials and would like to receive only one set in the future, please contact your bank, broker or other Intermediary directly.
Shareholders also may write to us, or email us, at the address below to request a separate copy of the proxy materials:
Jushi Holdings Inc.
Attn: Investor Relations
301 Yamato Road, Suite 3250
Boca Raton, FL 33431
investors@jushico.com
Who pays the cost of soliciting proxies for the Meeting?
We will bear the cost of solicitation. This solicitation of proxies is being made to shareholders by mail, but may be supplemented by telephone or other personal contact.
We will not reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial shareholders.
What items of business will be voted on at the Meeting?
The business items to be voted on at the Meeting are:
•The setting of the number of directors that constitutes the Board at five;
•The election of five director nominees named in the Proxy Statement to our Board;
•The appointment of Macias Gini & O'Connell LLP, as auditors for the Company and the authorization of the Board to fix the auditors' remuneration and set the terms of engagement; and
•The transaction of such other business as may properly come before the Meeting or any adjournment(s) thereof.
What are my voting choices?
You may vote “FOR” or “AGAINST” for the setting of the number of directors that constitutes the Board at five; “FOR” or “WITHHOLD” for the election of nominees for election as directors; and “FOR” or “WITHHOLD” for the appointment of Macias Gini & O'Connell LLP as auditors for the ensuing year and the authorization of the Board to fix the auditor’s remuneration.
How does the Board recommend that I vote?
Our Board recommends that you vote your shares “FOR” the setting of the number of directors that constitutes the Board at five; “FOR” each of the Company's nominees for election to the Board; and “FOR” the appointment of Macias Gini & O'Connell LLP, as auditors for the ensuing year and the authorization of the Board to fix the auditor’s remuneration and set the terms of engagement.

What vote is required to approve each item?
To conduct business at the Meeting, the quorum of shareholders is two (2) persons who are, or who represent by proxy, shareholders holding, in the aggregate, at least 5% of the issued shares entitled to be voted at the Meeting.
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “FOR,” “AGAINST,” “WITHHOLD,” votes and broker non-votes. A “broker non-vote” occurs when your broker submits a proxy card for your subordinate voting shares held in street name, but does not vote on a particular proposal because the broker has not received voting instructions from you and does not have the authority to vote on that matter without instructions. Under the rules that govern brokers who are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. For purposes of these rules, the only routine matter in this Proxy Statement is Proposal Three—appointment of Macias Gini & O'Connell LLP, as auditors for the Company and the authorization of the Board to fix the auditors’ remuneration and set the terms of engagement. Proposals One and Two are non-routine matters. Therefore, if you hold your shares in street name and do not provide voting instructions to your broker, your broker does not have discretion to vote your shares on any proposal at the Meeting other than Proposal Three—appointment of Macias Gini & O'Connell LLP, as auditors for the Company and the authorization of the Board to fix the auditors’ remuneration and terms of engagement. However, your shares will be considered present at the Meeting for purposes of determining the existence of a quorum.
Proposal 1—Setting of the Number of Directors that Constitutes the Board
The setting of the number of directors that constitutes the Board requires the affirmative vote of a majority of the votes properly cast “FOR” or “AGAINST” this proposal. Abstentions and Broker non-votes will have no effect on the results of this vote. Brokers do not have discretionary authority to vote uninstructed shares on this proposal.
Proposal 2—Election of Directors
The election of the director nominees requires a plurality vote of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. The director nominees receiving the highest number of “FOR” votes cast by the holders of subordinate voting shares, entitled to vote at the Meeting, and in any case at least one FOR vote, will be elected. Accordingly, “WITHHOLD” votes and broker non-votes will have no effect on the outcome of the election of directors. Brokers do not have discretionary authority to vote uninstructed shares on this proposal. Shareholders have no right to cumulative voting as to any matters, including the election of directors.
Proposal 3—Appointment of Macias Gini & O'Connell LLP, as auditors for the Company and the authorization of the Board to fix the auditors’ remuneration and set the terms of engagement.
The proposal to ratify the appointment of Macias Gini & O’Connell LLP requires the affirmative vote of a majority of the votes properly cast “FOR” this proposal. Abstentions and Broker non-votes will have no effect on the results of this vote. Brokers have discretionary authority to vote uninstructed shares on this proposal.
If you indicate “WITHHOLD” in respect to the election of directors or the appointment of the auditor and the authorization of the Board to fix the auditors’ remuneration and set the terms of engagement, your vote will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting. As described below, broker non-votes will be counted for determining the presence or absence of a quorum for the transaction of business at the Meeting, but will not be considered votes cast with respect to the election of any director nominee or on any other proposal.

What happens if additional items are presented at the Meeting?
As of the date of this Proxy Statement, management of the Company knows of no such amendments, variations or other matters to come before the Meeting. However, if other matters properly come before the Meeting, it is the intention of the persons named in the enclosed Proxy Instrument to vote such shares for which they hold a proxy according to their best judgment.
Where can I find the voting results?
We expect to announce preliminary voting results at the Meeting and to publish final results in a current report on Form 8-K that we will file with the SEC and in a press release that we will file in Canada on SEDAR+ promptly following the Meeting. Both the Form 8-K and press release will also be available on the “Investors” section of our website at https://ir.jushico.com/.

How You Can Vote
What shares can I vote?
If you were a holder of record of the Company's subordinate voting shares on April 17, 2025, the Record Date for the Meeting, you are entitled to vote all shares owned by you as of such date at the Meeting, including (1) shares held directly in your name as the shareholder of record and (2) shares held for you as the beneficial owner through a bank, broker or other nominee. On April 17, 2025, there were 224 shareholders of record holding 196,696,597 outstanding subordinate voting shares.

REGISTERED SHAREHOLDERS HAVE THE RIGHT TO APPOINT A PERSON TO REPRESENT HIM, HER OR IT AT THE MEETING OTHER THAN THE PERSON(S) DESIGNATED IN THE PROXY INSTRUMENT either by striking out the names of the persons designated in the Proxy Instrument and by inserting the name of the person or company to be appointed in the space provided in the Proxy Instrument or by completing another proper form of proxy and, in either case, delivering the completed proxy by mail to Odyssey Trust Company, 702 – 67 Yonge Street, Toronto, ON, M5E 1J8. Alternatively, you may vote by Internet at https://login.odysseytrust.com/pxlogin.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
Most of our shareholders hold their shares through a bank, broker or other nominee rather than having the shares registered directly in their own name. Summarized below are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record
If the shares held by you as of the Record Date are registered directly in your name with our transfer agent, Odyssey Trust Company, you are the shareholder of record of the shares. As the shareholder of record, you have the right to grant a proxy to vote such shares to representatives from the Company or to another person, or to vote your shares at the Meeting. You have received a Proxy Instrument to use in voting such shares either by mail or email.
Beneficial Owner
If the shares held by you as of the Record Date are held through a bank, broker or other nominee, it is likely that they are registered in the name of the nominee and you are the beneficial owner of shares held in street name.

As the beneficial owner of shares held for your account, you have the right to direct the registered holder to vote such shares as you instruct, and you also are invited to attend the Meeting. Your bank, broker, plan trustee or other nominee has provided a voting instruction card for you to use in directing how your shares are to be voted.
How can I attend the Meeting?
The Meeting will be held at 301 Yamato Road, Suite 3250, Boca Raton, FL 33431 on Tuesday, June 3, 2025 at 10:00 a.m. (Eastern time). All shareholders are cordially invited to attend the annual meeting.
How can I vote at the Meeting?
If a shareholder attends the Meeting and is a registered shareholder, the shareholder may cast his, her or its vote(s) for each of his, her or its registered subordinate voting shares held as of the Record Date on any and all resolutions placed before the Meeting. If a shareholder does not wish to vote for any matter proposed at the Meeting, the shareholder may withhold his, her or its vote from, or vote his, her or its subordinate voting shares held as of the Record Date against, as applicable, any resolution at the Meeting, depending on the specific resolution. If a shareholder attends the Meeting in person and is a beneficial shareholder, that shareholder will not be entitled to vote at the Meeting unless he, she or it contacts his, her or its intermediary well in advance of the Meeting and carefully follows its instructions and procedures. Even if you plan to attend the Meeting, we recommend that you also submit your proxy or voting instructions as described below, so that your vote will be counted if you later decide not to attend.
How can I vote without attending the Meeting?
Whether you hold the shares held by you as of the Record Date as a shareholder of record or as a beneficial owner, you may direct how such shares are to be voted without attending the Meeting or any adjournment(s) or postponement(s) thereof. If you are a shareholder of record, you may vote by submitting a proxy. If you hold shares as of the Record Date as a beneficial owner, you may vote by submitting voting instructions to the registered owner of such shares. Each registered shareholder submitting a proxy has the right to appoint one or more proxy holders (but not more than five) to represent the shareholder at the Meeting to the extent and with the powers conferred by the proxy.

For directions on how to vote, please refer to the following instructions and those included on your proxy or voting instruction card. A proxy form will not be valid unless completed and deposited in accordance with the instructions set out in the proxy form.
Voting by Internet
Shareholders may vote over the Internet by following the instructions on the Proxy Instrument or voting instruction card.
Voting by Mail
Shareholders may vote by mail by signing, dating and returning their Proxy Instrument or voting instruction card to the following address:

Odyssey Trust Company
702 – 67 Yonge Street
Toronto, ON, M5E 1J8

How do I submit questions or comments for the Meeting?
We do not plan to take questions or comments during the Meeting. Shareholders may direct communications to the Company outside of the Meeting at our principal executive offices. The mailing address of our principal executive offices is 301 Yamato Road, Suite 3250, Boca Raton, FL 33431.
How will my shares be voted?
Shares held as of the Record Date represented by properly executed proxies in favor of persons designated in the printed portion of the enclosed Proxy Instrument WILL, UNLESS OTHERWISE INDICATED, BE VOTED FOR THE SETTING OF THE NUMBER OF DIRECTORS AT FIVE, FOR ELECTION OF DIRECTORS, AND FOR THE APPOINTMENT OF MACIAS GINI & O'CONNELL LLP, AS THE AUDITORS OF THE COMPANY AND FOR THE AUTHORIZATION OF THE BOARD OF DIRECTORS TO FIX AUDITORS' REMUNERATION AND TERMS OF ENGAGEMENT. The shares held as of the Record Date represented by the Proxy Instrument will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and, if the shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly. The enclosed Proxy Instrument confers discretionary authority on the persons named therein with respect to amendments or variations to matters identified in the Notice or other matters which may properly come before the Meeting. As of the date of this Proxy Statement, management of the Company knows of no such amendments, variations or other matters to come before the Meeting. However, if other matters properly come before the Meeting, it is the intention of the persons named in the enclosed Proxy Instrument to vote such shares for which they hold a proxy according to their best judgment.
Will shares I hold in my brokerage account be voted if I do not provide timely voting instructions?
If shares held by you as of the Record Date are held through a brokerage firm, they will be voted as you instruct on the voting instruction card provided by your broker. If you sign and return your card without giving specific instructions, such shares will be voted in accordance with the recommendations of our Board.

If you do not return your voting instruction card on a timely basis, your broker will have the authority to vote such shares only on the proposal to ratify our independent registered public accounting firm. Your broker will be prohibited from voting such shares without your instructions on the election of directors and on any other proposal. These “broker non-votes” will be counted only for the purpose of determining whether a quorum is present at the Meeting and not as votes cast. Such broker non-votes will have no effect on the outcome of the matters to be voted on at the Meeting.
Will shares that I own as a shareholder of record be voted if I do not timely return my proxy card?
Shares that you own as a shareholder of record as of the Record Date will be voted as you instruct on your Proxy Instrument or voting instruction card. If you sign and return your proxy card without giving specific instructions, they will be voted in accordance with the procedure set out above under the heading “How will my shares be voted?”

If you do not timely return your Proxy Instrument or voting instruction card, your shares will not be voted unless you or your proxy holder attends the Meeting and any adjournment(s) or postponement(s) thereof and votes submitted during the Meeting as described above under the heading “How can I vote at the Meeting?”
When is the deadline to vote?
If you hold shares as of the Record Date as the shareholder of record, your vote by proxy must be received before 10:00 a.m. (Eastern Time) on May 30, 2025 or 48 hours prior to any adjournment(s) of the Meeting or must be deposited at the Meeting with the chairman of the Meeting before the commencement of the Meeting or any adjournment(s) thereof.
If you hold shares as of the Record Date as a beneficial owner, please follow the voting instructions provided by your bank, broker or other nominee.

May I change or revoke my vote?
•A shareholder who has given a proxy pursuant to this solicitation may revoke it at any time up to and including the last business day preceding the day of the Meeting or any adjournment(s) thereof at which the proxy is to be used:
•by an instrument in writing executed by the Shareholder or by his, her or its attorney authorized in writing and delivered to the attention of Odyssey Trust Company, 702 – 67 Yonge Street, Toronto, ON, M5E 1J8;
•by delivering written notice of such revocation to the chairman of the Meeting prior to the commencement of the Meeting on the day of the Meeting or any adjournment(s) thereof, or
•in any other manner permitted by law.
For shares you hold as of the Record Date as a beneficial owner, you may change your vote by timely submitting new voting instructions to your bank, broker or other nominee (which revokes your earlier instructions), or, if you have obtained a legal proxy from the nominee giving you the right to vote your shares held as of the Record Date, by attending the Meeting and voting such shares.
Shareholder Proposals and Director Nominations
What is the deadline to submit shareholder proposals to be included in the proxy materials for next year's annual meeting?
The Company is subject to the rules of both the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and provisions of the Business Corporations Act (British Columbia) (“BCBCA”) with respect to shareholder proposals. As clearly indicated under the BCBCA and SEC rules under the Exchange Act, simply submitting a shareholder proposal does not guarantee its inclusion in the proxy materials.
Shareholder proposals submitted pursuant to SEC rules under the Exchange Act for inclusion in the Company's proxy materials for next year's annual meeting must be received by our Corporate Secretary no later than the close of business (Eastern time) on December 24, 2025 and must be submitted to our Corporate Secretary at Jushi Holdings Inc., 301 Yamato Road, Suite 3250, Boca Raton, FL 33431. Such proposals must also comply with all applicable provisions of Rule 14a-8 under the Exchange Act.
The BCBCA also sets out the requirements for a valid proposal and provides for the rights and obligations of the Company and the submitter upon a valid proposal being made. Proposals submitted under the applicable provisions of the BCBCA that a shareholder intends to present at next year's annual meeting and wishes to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to next year's annual meeting must be received at least three (3) months before the anniversary of the Company's last annual general meeting (i.e. by March 3, 2026). Such proposals must also comply with all applicable provisions of the BCBCA and the regulations thereunder.
Proposals that are not timely submitted or are submitted to the incorrect address or other than to the attention of our Corporate Secretary may, at our discretion, be excluded from our proxy materials.
See below under the heading “How may I nominate director candidates or present other business for consideration at a meeting?” for a description of the procedures through which shareholders may nominate director candidates for consideration.

How may I nominate director candidates or present other business for consideration at a meeting?
Shareholders who wish to (1) submit director nominees for consideration or (2) present other items of business directly at next year's annual meeting must give written notice of their intention to do so, in accordance with the deadlines described below, to our Corporate Secretary at the address set forth below under the heading “How do I obtain additional copies of this Proxy Statement or voting materials?” Any such notice also must include the information required by our Articles of Incorporation (as amended to date, the “Articles”) (which may be obtained as provided below under the heading “How may I obtain financial and other information about Jushi Holdings Inc.?”) and must be updated and supplemented as provided in the Articles.
Written notice of director nominees must be received, in the case of an annual meeting, not less than thirty (30) days prior to the date of the annual meeting of shareholders; provided, however, that if the annual meeting of shareholders is to be held on a date that is less than fifty (50) days after the date on which the initial public announcement of the date of the annual meeting of shareholders was made, notice by the nominating shareholder may be made not later than the close of business on the tenth (10th) day following such public announcement. In addition, in order to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide a notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 6, 2026.
How may I recommend candidates to serve as directors?
Shareholders may recommend director candidates for consideration by the Board by writing to our Corporate Secretary at the address set forth below under the heading “How do I obtain additional copies of this Proxy Statement or voting materials?” in accordance with the notice provisions described above under the heading “How may I nominate director candidates or present other business for consideration at a meeting?”
To be in proper written form, such notice must set forth the nominee's name, age, business and residential address, and principal occupation or employment for the past five (5) years, his or her direct or indirect beneficial ownership in, or control or direction over, any class or series of securities of the Company, including the number or principal amount and such other information on the nominee and the nominating shareholder as set forth in our Articles, which may be obtained in accordance with the instructions below under the heading “How may I obtain financial and other information about Jushi Holdings Inc.?”

Description of the Company's Voting Securities
The Company is authorized to issue an unlimited number of subordinate voting shares, an unlimited number of multiple voting shares, an unlimited number of super voting shares and an unlimited number of preferred shares.
On April 17, 2025, there were 224 shareholders of record holding 196,696,597 outstanding subordinate voting shares. There were no shareholders holding any multiple voting shares, super voting shares or preferred shares.
The subordinate voting shares, multiple voting shares and preferred shares are “restricted securities” within the meaning of such term under applicable Canadian securities laws. Under Canadian securities laws, a “restricted security” means an equity security of a reporting issuer if, among other things, there is another class of securities of the reporting issuer that carries a greater number of votes per security relative to the equity security. As of April 17, 2025, the subordinate voting shares represent 100% of voting rights attached to outstanding securities of the Company, and the multiple voting shares, super voting shares and preferred shares collectively represent 0% of voting rights attached to outstanding securities of the Company.
As of April 17, 2025, the total number of subordinate voting shares of the company outstanding assuming all outstanding options and warrants are exercised is 301,211,510.
Holders of subordinate voting shares held as of the Record Date are entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company have the right to vote. At each such meeting, holders of subordinate voting shares are entitled to one vote in respect of each subordinate voting share held.

Notice-and-Access
The Company is using the “Notice-and-Access” provisions of applicable securities laws under Rule 14a-16 under the Exchange Act. Under notice-and-access, companies may post electronic versions of such materials on a website for investor access and review and will make such documents available in hard copy upon request at no cost. Notice-and-access substantially reduces the Company's printing and mailing costs and is environmentally friendly as it reduces paper and energy consumption. The Proxy Statement, the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, together with the notes thereto and the independent auditor's report thereon and the related management's discussion and analysis are available on the “Investors” section of our website at ir.jushico.com, SEDAR+ at www.sedarplus.ca and the SEC's website at www.sec.gov. The Company has elected not to use the procedure known as “stratification” in relation to its use of the “Notice-and-Access rules”.

Obtaining Additional Information
How may I obtain financial and other information about Jushi Holdings Inc.?
Our consolidated financial statements are included in our Annual Report on Form 10-K. We filed our Annual Report on Form 10-K with the SEC on March 6, 2025. We will furnish a copy of our Annual Report on Form 10-K (excluding exhibits, except those that are specifically requested) without charge to any shareholder who so requests by writing to our Investor Relations Department at the address below under the heading in “How do I obtain additional copies of this Proxy Statement or voting materials?” The Annual Report on Form 10-K is also available free of charge on the “Investors” section of our website at https://ir.jushico.com/, on the SEC's website at www.sec.gov, and on SEDAR+ at www.sedarplus.ca.
By writing to us, shareholders also may obtain, without charge, a copy of our Articles, code of conduct and Board standing committee charters.
What if I have questions for the Company's transfer agent?
If you are a shareholder of record and have questions concerning share certificates, ownership transfer or other matters relating to your share account, please contact our transfer agent at the following address:

Odyssey Trust Company
702 – 67 Yonge Street
Toronto, ON, M5E 1J8

How do I obtain additional copies of this Proxy Statement or voting materials?
If you need additional copies of this Proxy Statement or voting materials, please contact us at:

Jushi Holdings Inc.
Attn: Corporate Secretary
301 Yamato Road, Suite 3250
Boca Raton, FL 33431
investors@jushico.com.

OVERVIEW OF PROPOSALS TO BE VOTED ON
Proposals 1, 2, and 3 are included in this Proxy Statement at the direction of our Board. Our Board unanimously recommends that you vote “FOR” setting the number of directors that constitutes the Board at five in Proposal 1, “FOR” the election of the five director nominees in Proposal 2, and “FOR” the appointment and remuneration of auditors in Proposal 3.
PROPOSAL 1 - SETTING OF THE NUMBER OF DIRECTORS THAT CONSTITUTES THE BOARD
Our Articles provide that the number of directors should not be fewer than three (3) directors. There are currently five (5) directors of the Company. At the Meeting, it is proposed to fix the number of directors that constitutes the Board at five (5). Approval of this proposal requires the receipt of “FOR” votes constituting a majority of the shares cast by the shareholders who vote in respect of this proposal.
The persons named in the accompanying Proxy Instrument (if named and absent contrary directions) intend to vote the shares represented thereby “FOR” setting the number of directors at five unless otherwise instructed on a properly executed and validly deposited proxy.

PROPOSAL 2 - ELECTION OF DIRECTORS

Directors are elected annually to one-year terms and each director nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. The Board proposes to nominate at the Meeting each of James Cacioppo, Benjamin Cross, Stephen Monroe, Marina Hahn and Billy Wafford, each to serve as a director of the Company until the next Meeting at which the election of directors is considered, or until his/her successor is duly elected or appointed, unless he/she resigns, is removed or becomes disqualified in accordance with the Articles or the BCBCA. The persons named in the accompanying Proxy Instrument intend to vote for the election of such persons at the Meeting, unless otherwise directed. The Board does not contemplate that any of the nominees will be unable to serve as a director of the Company. However, if anyone nominated by the Board is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board may recommend.
The following table and the notes thereto set out the name and age of each director nominee (as of April 23, 2025), their respective existing positions and, if applicable, the period during which he/she has been a director of the Company.

Directors Name	Age	Position(s)	Location of Residence	Director Since
James Cacioppo (1)(2)	62	Chairman	Florida, US	2018
Benjamin Cross (1)(2)(3)	70	Director	Connecticut, US	2019
Stephen Monroe (1)(2)(3)(4)	65	Director	New York, US	2019
Marina Hahn	67	Director	New York, US	2021
Billy Wafford (3)	53	Director	California, US	2022

(1)Nominating and Corporate Governance Committee member
(2)Compensation Committee member
(3)Audit Committee member
(4)Lead Independent Director

Biographical Information
The biographies of the proposed nominees for the Board are set out below.
James Cacioppo, brings managerial, start-up, financial and investing experience to his role as Founder, Chief Executive Officer (“CEO”) and Chairman of the Company. Prior to founding the Company, Mr. Cacioppo spent over two decades managing the business and allocating capital in senior management positions at several large hedge funds; two of which were early-stage success stories. Mr. Cacioppo is Co-Founder and Managing Partner of One East Partners ($2.3 billion (peak AUM)). Previously, Mr. Cacioppo served as President and Co-Portfolio Manager of Sandell Asset Management ($5 billion (peak AUM)) and Head of Distressed Debt for Halcyon Management, a global investment firm with over $9 billion in assets. Mr. Cacioppo earned his BA from Colgate University and his MBA from Harvard University. We believe that Mr. Cacioppo is qualified to serve as a member of our Board because of his track record of success as the founder and Chief Executive Officer of Jushi, as well as his knowledge and extensive experience
Benjamin Cross, brings extensive financial markets experience and commodities knowledge to his role as Director at Jushi. Mr. Cross spent 20 years at Morgan Stanley in both their London and New York offices in the Commodities division until his retirement in 2015 as a Managing Director at the firm. Prior to joining Morgan Stanley, Mr. Cross worked at Merrill Lynch and the commodities exchange. Mr. Cross earned his BS from Cornell University. Mr. Cross formerly served as a Board Advisor to Ursa Space, a geospatial intelligence firm with an emphasis in measuring global oil inventories. We believe Mr. Cross is qualified to serve as a member of our Board because of his financial markets expertise and extensive experience.

Stephen Monroe, brings vast experience in financial markets and risk management to his role as Director at Jushi. Mr. Monroe is President and Managing Partner of Liquid Capital Alternative Funding, an asset-based lender, a position he has held since 2016. Prior to joining Liquid Capital Alternative Funding, Mr. Monroe served as National Sales Manager for Short Duration Products at JP Morgan and was employed in a variety of senior management positions covering cash and short duration products at Barclays and the Royal Bank of Scotland. Mr. Monroe earned his BA from Williams College. We believe Mr. Monroe is qualified to serve as a member of our Board because of his financial markets expertise and extensive experience.
Marina Hahn, brings extensive board and consumer brand experience to her role as Director at Jushi. Ms. Hahn co-founded HOUSEOFLOVE, a ready to drink retail beverage line and currently serves as General Manager. Prior to co-founding HOUSEOFLOVE, from 2020 to 2021 Ms. Hahn served as a consultant at Rotkaeppchen-Mumm, a German market leader in sparkling wines and spirits. Prior to serving as a consultant at Rotkaeppchen-Mumm, Ms. Hahn co-founded ZX Ventures, a growth arm of Anheuser-Busch from 2018 to 2020. Prior to ZX Ventures, from 2014 to 2017 Ms. Hahn served as President of the Consumer Division at Flex Pharma, an innovative biotech formed as a result of a scientific breakthrough for athletes who suffer from muscle cramps. Ms. Hahn was a founder of SVEDKA Vodka (acquired by Constellation Brands, Inc.), an irreverent lifestyle brand where she originated the iconic spokesbot, SVEDKA_grl. Ms. Hahn is a graduate of Wellesley College. We believe Ms. Hahn is qualified to serve as a member of our Board because of her extensive experience with consumer brands.
Billy Wafford, has over 25 years of finance and management consulting experience that he brings to his role as Director at Jushi. Mr. Wafford currently serves as Chief Financial Officer of Qurate Retail Group (part of Qurate Retail, Inc., a Fortune 500 company) a video commerce focused retailer that includes brands such as QVC®, HSN®, Zulily®, Ballard Designs®, Frontgate®, Garnet Hill® and Grandin Road®, a position he has held since 2023. Prior to Qurate Retail Group, he served as Chief Financial Officer of Everlane from 2022 to 2023, a digitally native apparel, footwear and accessories brand, JCPenney from 2019 to 2021, one of the largest retail department chains in the U.S., The Vitamin Shoppe from 2017 to 2019, a specialty retailer of nutritional products, and Thrasio in 2021, a global consumer goods company. Mr. Wafford also previously served as Partner of the advisory practice group at KPMG, after holding various executive finance roles with Walgreens Boots Alliance, Target, Archstone Consulting, and Bank of America. Mr. Wafford earned his MBA from Indiana University. We believe Mr. Wafford is qualified to serve as a member of our Board because of his financial expertise and extensive experience.

The persons named in the accompanying Proxy Instrument (if named and absent contrary directions) intend to vote the shares represented thereby “FOR” the election of each of the aforementioned named nominees unless otherwise instructed on a properly executed and validly deposited proxy.
Corporate Cease Trade Orders, Bankruptcies, Penalties or Sanctions
On April 21, 2021, the Company announced it had applied to the Ontario Securities Commission (the “OSC”), as principal regulator of the Company, for the imposition of a management cease trade order (the “MCTO”) under National Policy 12-203 – Management Cease Trade Orders because, due to the Company’s auditor not being able to complete its annual audit procedures in a timely manner, the Company would not be able to file its audited annual financial statements for the year ended December 31, 2020, the related management’s discussion and analysis, related Chief Executive Officer and Chief Financial Officer certificates and annual information form for the year ended December 31, 2020 (the “Required Filings”) before the required deadline of April 30, 2021. On May 3, 2021, the OSC issued the MCTO. The MCTO restricted the trading of securities of the Corporation by the Chief Executive Officer and Chief Financial Officer of the Corporation until the Required Filings were made. The Required Filings were made on June 9, 2021, and the MCTO was automatically revoked. All of the Company’s current directors and named executive officers, except Todd West, Michelle Mosier, Marina Hahn and Billy Wafford, were in place on the date when the MCTO was issued on May 3, 2021.
Except for the MCTO, to the Company's knowledge, no proposed director or executive officer is or, within the ten (10) years prior to the date of this Proxy Statement, has been, a director, Chief Executive Officer or Chief Financial Officer of any company (including the Company) that: (i) while that person was acting in that capacity was the subject of a cease trade order or similar order, or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than thirty (30) consecutive days (an “Order”); or (ii) after that person ceased acting in that capacity, was subject to an Order, which resulted from an event that occurred while that person was acting in the capacity of director, Chief Executive Officer or Chief Financial Officer.
On February 22, 2022, Jushi Europe SA (“Jushi Europe”), an entity owned 51% by the Company, filed a notice of over-indebtedness with the Swiss courts. The Swiss court declared Jushi Europe’s bankruptcy on May 19, 2022 (the “Jushi Europe Bankruptcy”). Jim Cacioppo is a director of Jushi Europe.
On May 15, 2020, J.C. Penney Company, Inc. (“J.C. Penney”) and certain other debtors filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “J.C. Penney Bankruptcy”). Billy Wafford was the Executive Vice President and Chief Financial Officer of J.C. Penney at the time of the J.C. Penney Bankruptcy filing.

Except with respect to Jushi Europe Bankruptcy and the J.C. Penney Bankruptcy, to the Company's knowledge, no proposed director or executive officer is or, within the ten (10) years prior to the date hereof, has been, a director or executive officer of any company (including the Company) that while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.
To the Company's knowledge, no proposed director or executive officer has, during the ten (10) years prior to the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or became subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold assets of the proposed director.
Certain Relationships and Related Party Transactions
The following is a summary of transactions since January 1, 2024 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our then directors, executive officers or holders of more than 5% of any class of our capital stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest.
Other than as described below under this section titled “Certain Relationships and Related Party Transactions,” since January 1, 2024, we have not entered into any transactions, nor are there any currently proposed transactions, between the Company and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest.

S-3 Effective April 30, 2024

On April 16, 2024, we filed a registration statement on Form S-3 that was declared effective by the SEC on April 30, 2024 (the “April S-3”). The April S-3 permits us to offer and sell up to an aggregate amount of $250,000,000 of any combination of subordinate voting shares, preferred shares, warrants, units, and/or rights. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered under the April S-3, including any applicable antidilution provisions. In addition, the April S-3 registered an aggregate of 44,660,966 subordinate voting shares for resale by James Cacioppo.

Refinancing of First Lien Credit Facility

On July 31, 2024, we entered into a Credit Agreement, by and among the Company, as borrower, the other loan parties that are parties thereto, the lenders that are party thereto, and Argent Institutional Trust Company, as agent for the lenders (the "Credit Agreement"). Pursuant to the Credit Agreement, a syndicate of lenders (each, a “Lender”) provided us with $48,500,000 in secured term loans (the “Term Loans”) and received an aggregate of 19,400,000 warrants to purchase subordinate voting shares of the Company. Each warrants is exercisable for one subordinate voting share and are exercisable until July 31, 2029, at an exercise price of $1.00 per subordinate voting share (the “Warrants”). An entity affiliated with James Cacioppo participated as a Lender in the transaction by providing the Company a Term Loan in the principal amount of $9,000,000, and received 3,600,000 Warrants. Denis Arsenault, a Founder and significant equity holder of the Company, participated as a Lender in the transaction by providing the Company a Term Loan in the principal amount of $7,000,000, and received 2,800,000 Warrants.

Amendment to Second Lien Indenture

In connection with the Credit Agreement, on July 31, 2024, we entered into a Second Amendment (the "Second Amendment") to our existing Trust Indenture, by and between the Company and Odyssey Trust Company (the "Indenture") governing the issuance of our 12% second lien notes due December 7, 2026 (the "12% Second Lien Notes"). Jim Cacioppo and certain affiliated entities and Denis Arsenault are holders of the 12% Second Lien Notes. However, because an entity affiliated with James Cacioppo and Denis Arsenault participated in the Term Loan, the amendments to the Indenture were approved by both the holders of more than 50% of the aggregate principal amount of the outstanding 12% Second Lien Notes and by a majority of the aggregate principal amount of the outstanding 12% Second Lien Notes excluding Mr. Cacioppo and affiliates entities and Mr. Arsenault.

Option Repricing

On August 12, 2024, our Board approved a limited stock option cancellation and regrant program, pursuant to which certain members of our then-current senior management team, including Jim Cacioppo, Louis Jonathan Barack and Tobi Lebowitz, and the Company's non-employee directors, were permitted to elect to cancel each option held by the eligible participant with an exercise price per subordinate voting share greater than or equal to $1.91, and to be granted a replacement option to purchase an identical number of subordinate voting shares on the first date such grant was eligible to be made after the expiration of a 30-day period measured from the cancellation date and otherwise in compliance with US and Canadian law and applicable stock exchange rules, at an exercise price per subordinate voting share equal to the fair market value of a subordinate voting share on the grant date subject to certain limitations set forth in the Company’s 2019 Equity Incentive Plan. Mr. Cacioppo, Mr. Barack, Mrs. Lebowitz and the non-employee directors all elected to participate in such program. Consequently, on September 13, 2024, Mr. Cacioppo had 2,385,000 options repriced from $2.00 per subordinate voting share to $0.54 per subordinate voting share and 3,000,000 options repriced from $1.93 per subordinate voting share to $0.54 per subordinate voting share. The vesting schedule with respect to 5,385,000 of Mr. Cacioppo's replacement options restarted on the replacement option grant date, and vests in two equal installments measured from the replacement option grant date, with the first installment vesting immediately and the second installment vesting one year from replacement option grant date. Mr. Barack had 793,000 options repriced from $2.00 per subordinate voting share to $0.54 per subordinate voting share and 1,000,000 options repriced from $1.93 per subordinate voting share to $0.54 per subordinate voting share. The vesting schedule with respect to 1,793,000 of Mr. Barack's replacement options restarted on the replacement option grant date, and vests in three equal annual installments measured from the replacement option grant date. Ms. Lebowitz had 250,000 options repriced from $2.00 per subordinate voting share to $0.54 per subordinate voting share and 340,000 options repriced from $1.93 per subordinate voting share to $0.54 per subordinate voting share. The vesting schedule with respect to 590,000 of Ms. Lebowitz replacement options restarted on the replacement option grant date, and vests in three equal annual installments measured from the replacement option grant date. Our non-employee directors, Mr. Wafford, Mr. Cross, Mr. Monroe and Ms. Hahn, elected to participate in such program. Consequently, on September 13, 2024, the non-employee directors collectively had 13,952 options repriced from $5.71 per subordinate voting share to $0.54 per subordinate voting share, 280,000 options repriced from $1.93 per subordinate voting share to $0.54 per subordinate voting share and 100,806 options repriced from $1.91 per subordinate voting share to $0.54 per subordinate voting share. The vesting schedule for the directors’ 394,758 replacement options restarted on the replacement option grant date, and vests one year from the replacement option grant date.

S-3 Effective September 13, 2024

On August 30, 2024, pursuant to an obligation in the Credit Agreement, we filed a registration statement on Form S-3 that was declared effective by the SEC on September 13, 2024 (the “September S-3”). The September S-3 permits the selling shareholders to offer and resell up to 23,400,000 of our subordinate voting shares, consisting of: (i) 4,000,000 subordinate voting shares, and (ii) 19,400,000 Subordinate Voting Shares issuable upon exercise of outstanding Warrants. An entity affiliated with James Cacioppo and Denis Arsenault had the subordinate shares issuable upon exercise of their outstanding Warrants registered for resale under the September S-3.

Factoring of ERC Credit

On February 18, 2025, the Company announced that certain affiliates of the Company sold approximately $6 million of United States employee retention credit (“ERC”) tax refund claims to a third party for approximately $5.1 million of net cash proceeds. Each affiliate of the Company is also entitled to receive a portion of any interest paid on their respective ERC tax refund claims through the transaction date. Certain affiliates of the Company have approximately $3 million of additional United States ERC tax refund claims remaining with the United States Internal Revenue Service which were not sold as part of this transaction. The Company paid certain consent fees to the holders of the Term Loans to effectuate the sale of the ERC claims. An entity affiliated with Jim Cacioppo and Denis Arsenault received consent fees totaling $120,000.

Sale of Second Lien Notes and Warrants

On February 25, 2025, the Company sold approximately $5.1 million principal amount of 12% Second Lien Notes and detached warrants to purchase the Company’s subordinate voting shares in a private placement. The Company received approximately $4.6 million of net proceeds from the sale of the 12% Second Lien Notes and the warrants. The 12% Second Lien Notes were issued in accordance with the Indenture. The Notes were issued with a ten percent (10%) original issue discount. The Company issued approximately 8 million warrants. Each Warrant is exercisable for one subordinate voting share of the Company. The Warrants are exercisable for five (5) years from the issuance date at an exercise price per subordinate voting share equal to $0.48. An entity affiliated with James Cacioppo purchased approximately US$3.7 million principal amount of United States dollar denominated 12% Second Lien Notes, for a purchase price of approximately US$3.3 million and received approximately 5.8 million Warrants. Denis Arsenault purchased C$2.0 million principal amount of Canadian dollar denominated 12% Second Lien Notes, for a purchase price of C$1.8 million and received approximately 2.2 million Warrants.
Policy Regarding Related Party Transactions
We do not have any formal written policies and procedures for the review, approval, or ratification of transactions with related persons or conflicted transactions. However, prior review and oversight of such transactions are among the responsibilities of the Audit Committee as set forth in its charter, and in practice, when such transactions arise, they are also referred to the Board for consideration and approval. We rely on the Board and the Audit Committee to review related party transactions on an ongoing basis to prevent conflicts of interest. In the event any member of the Board and/or the Audit Committee has a conflict of interest, we form a special committee of the Board to consider and approve the applicable transaction. We intend to adopt formal written policies and procedures for the review, approval, or ratification of transactions with related persons or conflicted transactions in the future. In addition, as we are listed on the Canadian Securities Exchange and are a reporting issuer under Canadian securities laws, we are subject to Multilateral Instrument 61-101 – Protection of Minority Securityholders in Special Transactions (“MI 61-101”) which includes requirements in connection with, among other things, “related party transactions” being transactions by which an issuer directly or indirectly engages in the following with a related party: acquires, sells, leases or transfers an asset, acquires the related party, acquires or issues treasury securities, amends the terms of a security if the security is owned by the related party or assumes or becomes subject to a liability or takes certain other actions with respect to debt. For the purposes of MI 61-101, the term “related party” includes directors, senior officers and holders of more than 10% of the voting rights attached to all outstanding voting securities of the issuer or holders of a sufficient number of any securities of the issuer to materially affect control of the issuer. MI 61-101 requires, subject to certain exceptions, the preparation of a formal valuation relating to certain aspects of the transaction and more detailed disclosure in the proxy material sent to security holders in connection with a related party transaction including related to the valuation. MI 61-101 also requires, subject to certain exceptions, that an issuer not engage in a related party transaction unless the shareholders of the issuer, other than the related parties, approve the transaction by a simple majority of the votes cast.
Indebtedness of Directors, Executive Officers and Employees
No individual who is, or at any time during the most recently completed fiscal year of the Company was, a director or executive officer of the Company, and no proposed nominee for election as a director of the Company, or any associate of any such director, executive officer or proposed nominee: (i) is or at any time since the beginning of the Company’s most recently completed fiscal year has been, indebted to the Company or any of its subsidiaries; or (ii) whose indebtedness to another entity is, or at any time since the beginning of the Company’s most recently completed fiscal year has been, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries
Requirements under the Business Corporations Act (British Columbia)
Pursuant to the BCBCA, directors and officers are required to act honestly and in good faith with a view to the best interests of the Company. Under the BCBCA, subject to certain limited exceptions, a director who holds a disclosable interest in a material contract or transaction into which we have entered or propose to enter shall not vote on any directors' resolution to approve the contract or transaction. A director or officer has a disclosable interest in a material contract or transaction if the director or officer:
•is a party to the contract or transaction;
•is a director or officer, or an individual acting in a similar capacity, of a party to the contract or transaction; or
•has a material interest in a party to the contract or transaction.
Generally, as a matter of practice, directors or officers who have disclosed a material interest in any contract or transaction that the Board is considering will not take part in any Board discussion respecting that contract or transaction. If such directors were to participate in the discussions, they would abstain from voting on any matters relating to matters in which they have disclosed a disclosable interest.
Interests of Management of the Company and Others in Material Transactions
Other than as described elsewhere in this Proxy Statement, there are no material interests, direct or indirect, of any of our directors or executive officers, any shareholder that beneficially owns, or controls or directs (directly or indirectly), more than 10% of any class or series of our outstanding voting securities, or any associate or affiliate of any of the foregoing persons, in any transaction since the beginning of the year ended December 31, 2024 that has materially affected or is reasonably expected to materially affect the Company or its subsidiaries.
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” SETTING THE NUMBER OF DIRECTORS AT FIVE (5) IN PROPOSAL 1 AND “FOR” THE ELECTION OF THE NOMINEES IN PROPOSAL 2.

PROPOSAL 3: APPOINTMENT AND REMUNERATION OF AUDITORS

The audit committee of our Board (the “Audit Committee”) has appointed Macias Gini & O'Connell LLP (“MGO”) as our independent registered accounting firm for the fiscal year ending December 31, 2025. Although ratification of the appointment of MGO by our stockholders is not required, the Board is submitting the selection of MGO to our stockholders for ratification as a matter of good corporate governance. If the selection is not ratified, the Audit Committee will but is not obligated to consider whether it is appropriate to select another independent registered public accounting firm. Ratification requires the receipt of “FOR” votes constituting a majority of the shares cast by the shareholders who vote in respect of this proposal. Representatives of MGO are expected to attend the Meeting, with the opportunity to make a statement if they so desire and, if a representative is in attendance, the representative will be available to answer appropriate questions.
Changes in Certifying Accountant
On April 19, 2023, our Audit Committee dismissed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm. The reports of Marcum on the consolidated financial statements of the Company and its subsidiaries as of and for the fiscal years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion, and it was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report on the financial statements of the Company for the fiscal year ended December 31, 2022 included an explanatory paragraph that raised substantial doubt about the Company's ability to continue as a going concern as a result of recurring losses from operations, negative cash flows from operations, non-compliance with certain debt covenants and a working capital deficit.
Marcum was engaged by the Company from June 2, 2021 through April 19, 2023, to conduct audits of the Company’s financial statements for fiscal years ended December 31, 2022, 2021 and 2020 and reviews of the Company’s financial statements for each fiscal quarter of 2022 and 2021. During the two most recent fiscal years and the subsequent interim period through the date of Marcum’s dismissal, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of such disagreement(s) in connection with its audit reports, and (b) no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K), except: the identification of deficiencies that constitute material weaknesses in internal control over financial reporting as detailed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 18, 2023. The material weaknesses were discussed with the Audit Committee of the Company, and the Company has authorized Marcum to respond fully to inquiries of the successor independent registered public accounting firm.
We previously provided Marcum with a copy of the above disclosures as included in our Form 8-K filed with the SEC on April 25, 2023, and requested Marcum to furnish us with a letter addressed to the SEC stating whether Marcum agreed with the statements made by us in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of Marcum’s letter, dated April 24, 2023, is attached as Exhibit 16.1 to that Form 8-K, and is incorporated herein by reference.
On April 20, 2023, the Audit Committee approved the engagement of MGO as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, effective immediately. During the Company’s fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through April 19, 2023, neither the Company nor anyone acting on its behalf consulted with MGO regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that MGO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Principal Independent Accountant Fees and Services
Aggregate fees billed by our principal independent auditor, MGO, and our former principal independent auditor, Marcum, for the years ended December 31, 2024 and 2023 are detailed in the table below.

	Year Ended December 31,
	2024	2023
Audit Fees (1)	$1,199,000	$1,615,000
Audit Related Fees (2)	364,000	318,000
Tax Fees (3)	—	—
All Other Fees (4)	141,000	—
Total Fees	$1,704,000	$1,933,000

(1) “Audit Fees” includes the aggregate fees billed for the audit of the annual consolidated US GAAP financial statements.
(2) “Audit Related Fees” includes the aggregate fees billed for the review of interim unaudited consolidated US GAAP financial statements, comfort letters, consents, and reviews of securities filings.
(3) “Tax fees” includes the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning.
(4) “All other fees” includes fees related to the Registration Statements on Form S-3 filed with the Securities and Exchange Commission, and Short Form Base Shelf Prospectus filed in Canada.
Pre-approval Policies and Procedures
Our Audit Committee has established a policy of reviewing, in advance, and either approving or not approving, all audit, audit-related, tax and other non-audit services that our independent registered public accounting firm provides to us. This policy requires that all services received from independent registered public accounting firms be approved in advance by the Audit Committee. The Audit Committee has delegated pre-approval responsibility to the Chair of the Audit Committee with respect to non-audit related fees and services.
Our Audit Committee has determined that the provision of the services as set out above is compatible with the maintaining of MGO's independence in the conduct of their auditing functions.
Audit Committee Report
The primary purpose of the Audit Committee is to assist the Company's Board in fulfilling its responsibilities for oversight of financial, audit and accounting matters. The Audit Committee reviews the financial reports and other financial information provided by the Company to regulatory authorities and its shareholders, as well as reviews the Company's system of internal controls regarding finance and accounting, including auditing, accounting and financial reporting processes.
The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2024 with management. The Audit Committee has also discussed with MGO, the Company's independent registered public accounting firm, the matters required to be discussed under applicable auditing standards, including Auditing Standard No. 1301. In addition, the Audit Committee discussed with MGO its independence, and received from MGO the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board. Finally, the Audit Committee discussed with MGO, with and without management present, the scope and results of MGO's audit of such financial statements.
Based on these reviews and discussions, the Audit Committee recommended to the Board that such audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2024.
Audit Committee of the Board
The Audit Committee of the Board currently consists of Billy Wafford (Chair), Stephen Monroe and Benjamin Cross. Each of the members of the Audit Committee meets the independence requirements pursuant to NI 52-110 and each is financially literate within the meaning of NI 52-110.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPOINTMENT AND TO FIX THE REMUNERATION AND TERMS OF ENGAGEMENT OF OUR AUDITORS IN PROPOSAL 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise indicated, the following table provides information regarding the beneficial ownership of our subordinate voting shares, as of April 17, 2025, by:

•each person or entity, or group of affiliated persons or entities, known by us to beneficially own more than 5.0% of our subordinate voting shares based solely on our review of filings with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act;
•each of our directors;
•each of our named executive officers; and
•all of our executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, any subordinate voting shares that a person that are has the right to acquire within sixty (60) days of April 17, 2025 through the exercise of stock options, warrants or other rights are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. Each shareholder's percentage ownership is based on 196,696,597 subordinate voting shares issued and outstanding as of April 17, 2025. Except as otherwise indicated, the address of each of the persons in this table is c/o Jushi Holdings Inc., 301 Yamato Road, Suite 3250, Boca Raton, FL 33431.

	Subordinate Voting Shares
Name, Position and Address of Beneficial Owner	Number Beneficially Owned		% of Subordinate Voting Shares Beneficially Owned
James Cacioppo – Chief Executive Officer and Chairman, Florida, U.S.	46,008,936	(1)	19.94%
Louis Jonathan Barack – President, Chief Revenue Officer and Corporate Secretary, Florida, U.S.	5,055,106	(2)	2.54%
Michelle Mosier – Chief Financial Officer, Florida, U.S.	382,233	(3)	*
Benjamin Cross – Director, Connecticut, U.S.	419,080	(4)	*
Stephen Monroe – Director, New York, U.S.	358,684	(5)	*
Billy Wafford – Director, California, U.S.	226,429	(6)	*
Marina Hahn – Director, New York, U.S.	157,301	(7)	*
Denis Arsenault – Shareholder, New Brunswick, Canada	23,380,182	(8)	11.01%
Nomura Holdings, Inc. – Shareholder, Tokyo, Japan	10,256,771	(9)	5.20%
Todd West – Former Chief Operating Officer, Illinois, U.S.	0	(10)	*
All directors and executive officers as a group	52,607,769	(11)	22.48%
* Indicates percentage of less than 1.0%
(1) Includes 9,755,232 Subordinate Voting Shares underlying stock options exercisable within 60 days of April 17, 2025, and 24,335,239 Subordinate Voting Shares underlying warrants exercisable within 60 days of April 17, 2025.
(2) Includes 733,333 Subordinate Voting Shares underlying stock options exercisable within 60 days of April 17, 2025, and 1,500,000 Subordinate Voting Shares underlying warrants exercisable within 60 days of April 17, 2025.
(3)    Includes 180,000 Subordinate Voting Shares underlying stock options exercisable within 60 days of April 17, 2025, and 80,000 Subordinate Voting Shares underlying warrants exercisable within 60 days of April 17, 2025.
(4)    Includes 180,000 Subordinate Voting Shares underlying stock options exercisable within 60 days of April 17, 2025.
(5)    Includes 205,000 Subordinate Voting Shares underlying stock options exercisable within 60 days of April 17, 2025.
(6)    Includes 226,429 Subordinate Voting Shares underlying stock options exercisable within 60 days of April 17, 2025.
(7)    Includes 140,000 Subordinate Voting Shares underlying stock options exercisable within 60 days of April 17, 2025.
(8)    Includes 15,702,283 Subordinate Voting Shares underlying warrants exercisable within 60 days of April 17, 2025.
(9) This information was obtained by the Company from the Schedule 13G filed by Nomura Holdings, Inc. on November 14, 2024. The Address of Nomura Holdings, Inc. is 13-1, Nihonbashi 1-chome, Chuo-ku, Tokyo 103-8645, Japan.
(10) Per the terms of Mr. West's equity grants, Mr. West's vested and unvested equity securities were forfeited when his employment with the Company was terminated for cause.
(11) Excludes Denis Arsenault and Nomura Holdings, Inc.

CORPORATE GOVERNANCE
Board of Directors
Our Articles provide for a minimum of three directors. Our shareholders have authorized the Board, by resolution, to determine the number of directors above the minimum number of directors set out in our Articles. Each director holds office until the close of the next annual general meeting of shareholders, or until his or her successor is duly elected or appointed, unless his or her office is earlier vacated. The Board currently consists of five directors. Our business and affairs are managed by or under the direction of the Board. Pursuant to the Articles, the Board may establish one or more committees of the Board, however designated, and delegate to any such committee the full power of the Board, to the fullest extent permitted by law.
We are not currently subject to listing requirements of any national securities exchange in the United States which requires that a majority of the Board be “independent.” Four of our five existing directors are considered to be independent under the Canadian Securities Administrators Guidelines and in accordance with National Instrument 52-110-Audit Committees (“NI 52-110”). Under NI 52-110, an independent director is one who is free from any direct or indirect relationship which could, in the view of the Board, be reasonably expected to interfere with such director’s exercise of independent judgment. Our independent directors are Benjamin Cross, Stephen Monroe, Marina Hahn and Billy Wafford. Jim Cacioppo is not considered independent because of his role as Chief Executive Officer of the Company.
The Board holds regularly scheduled meetings and at such meetings our independent directors meet in executive session.
The Board held one meeting and took seventeen (17) actions by unanimous written consent during the year ended December 31, 2024. In 2024, each person serving as a director attended at least 75% of the total number of meetings of our Board and any committee on which he or she served, except Jim Cacioppo did not attend 75% of the compensation committee meetings because he was recused from certain meetings as the topic of discussion was a related party transaction involving Mr. Cacioppo and/or his affiliated entities.
We do not currently have a policy with regard to members of the Board attending annual meetings of the shareholders. At the 2024 annual shareholders meeting, James Cacioppo, Stephen Monroe, Benjamin Cross, Marina Hahn and Billy Wafford were present at the meeting.
We do not currently have a process for Shareholders to send communications to the Board as our Board does not believe that such a formal process is necessary given the number of holders of record. However, we welcome comments and questions from our Shareholders. Shareholders can direct communications to the Company at our principal executive offices. The mailing address of our principal executive offices is 301 Yamato Road, Suite 3250, Boca Raton, FL 33431.
Board Committees
At present, the Board has three standing committees, the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. The charters for our committees set forth the scope of the responsibilities of that committee. The Board will assess the effectiveness and contribution of each committee on an annual basis. The charters for our committees were adopted by the Board in August 2019.
Audit Committee
The Audit Committee is currently composed of three members: Benjamin Cross, Stephen Monroe and Billy Wafford (Chair). Billy Wafford is an audit committee financial expert within the meaning of Item 407(d) of Regulations S-K under the Securities Act of 1933, as amended. The Audit Committee met four times during 2024 (not including any actions taken by written consent).
Each of the members of the Audit Committee meets the independence requirements pursuant to NI 52-110 and each is financially literate within the meaning of NI 52-110.
The Audit Committee operates pursuant to a written charter, which is available on our corporate website at https://ir.jushico.com/corporate-governance/governance-documents. The principal duties and responsibilities of the Audit Committee are to assist the Board to:
•Conduct such reviews and discussions with management and the external auditors relating to the audit and financial reporting as are deemed appropriate by the Audit Committee;
•Assess the integrity of internal controls and financial reporting procedures of the Company and ensure implementation of such controls and procedures;
•Review the interim and annual financial statements and management’s discussion and analysis of the Company’s financial position and operating results and in the case of the annual financial statements and related management’s discussion and analysis, report thereon to the Board for approval of same;
•Select and monitor the independence and performance of the Company’s external auditors, including attending private meetings with the external auditors and reviewing and approving all renewals or dismissals of the external auditors and their remuneration; and

•Provide oversight of all disclosure relating to, and information derived from, financial statements and management’s discussion and analysis.
In fulfilling its responsibilities, the Audit Committee meets regularly with our auditor and key management members.
The Audit Committee has access to all of our books, records, facilities and personnel and may request any information as it may deem appropriate. It also has the authority to retain and compensate special legal, accounting, financial and other consultants or advisors to advise the Audit Committee. The Audit Committee is responsible for the pre-approval of all non-audit services to be provided by our auditors.
Compensation Committee
The Compensation Committee is currently comprised of three members: James Cacioppo (Chair), Benjamin Cross and Stephen Monroe. All of the members of the Compensation Committee other than Mr. Cacioppo are independent for purposes of NI 52-110. Mr. Cacioppo recuses himself on compensation committee-related matters relating to himself. The Compensation Committee met three times during 2024 (not including any actions taken by written consent).
The Compensation Committee operates pursuant to a written charter, which is available on our corporate website at https://ir.jushico.com/corporate-governance/governance-documents. The principal duties and responsibilities of the Compensation Committee are to assist the Board to:
•Review and approve annually the corporate goals and objectives applicable to the compensation of the CEO;
•Evaluate, at least annually, the CEO’s performance in light of the goals and objectives set for the CEO;
•Determine and make recommendations to the Board with respect to the CEO’s compensation level (both cash and equity-based). In determining the long-term incentive component of the CEO’s compensation, the Committee may consider our performance, shareholder returns, the value of similar incentive awards given to CEOs at comparable companies and the awards given to the Company’s CEO in past years;
•Make recommendations to the Board regarding the compensation of non-CEO senior executive officers and the directors;
•Review and make recommendations to the Board regarding incentive compensation plans and equity-based plans, and where appropriate or required, recommend for approval by the shareholders of the Company;
•Review and discuss with management our executive compensation disclosure to be included in our management information circular and any other disclosure with respect to executive compensation to be included in any other public disclosure documents of the Company; and
•Review and make recommendations to the Board regarding any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the CEO and other executive officers.
The Compensation Committee also has the authority to retain and compensate a compensation consultant, special legal, and other consultants or advisors. Additionally, the Compensation Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Compensation Committee may deem appropriate in its sole discretion.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is currently comprised of three members: James Cacioppo (Chair), Benjamin Cross and Stephen Monroe. All of the members of the Nominating and Corporate Governance Committee other than Mr. Cacioppo are independent for purposes of NI 52-110. The Nominating and Corporate Governance Committee did not meet during 2024.
The Nominating and Corporate Governance Committee operates pursuant to a written charter, which is available on our corporate website at https://ir.jushico.com/corporate-governance/governance-documents. The principal duties and responsibilities of the Nominating and Corporate Governance Committee are to assist the Board to:
•Identify individuals qualified to become members of the Board;
•Recommend director nominees for each annual meeting of the Company’s shareholders and director nominees to fill any vacancies that may occur between meetings of shareholders;
•Be aware of the best practices in corporate governance and develop and recommend to the Board a set of corporate governance standards to govern the Board, its committees, the Company and its employees in the conduct of the business and affairs of the Company;
•Consider the diversity of the Board; and
•Develop and oversee the annual Board and committees of the Board evaluation process.
The Nominating and Corporate Governance Committee does not have a formal policy with regarding to the consideration of any director candidates recommended by Shareholders, but the Nominating and Corporate Governance Committee will consider all qualified director candidates identified by various sources, including members of the Board, management and shareholders. Qualified director candidates must be eligible for affiliation with the Company's various licenses. Our Board believes this process is sufficient given the our Company’s size and position in the market. Candidates for directors recommended by shareholders will be given the same consideration as those identified from other sources. Any Shareholder who wishes to recommend a candidate for consideration by the Nominating and Corporate Governance Committee as a nominee for director should follow the procedures described in “How may I nominate director candidates or present other business for consideration at a meeting” under “Shareholder Proposals and Director Nominations” in this Proxy Statement. The Nominating and Corporate Governance Committee is responsible for reviewing each candidate's biographical information, meeting with each candidate and assessing each candidate's independence, skills and expertise based on a number of factors. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Nominating and Corporate Governance Committee considers individuals with diverse backgrounds, viewpoints, accomplishments, cultural background and professional expertise, among other factors.

Board Oversight of Enterprise Risk
One of the key functions of our Board is informed oversight of our risk management process. The Board does not have a standing risk management committee and instead administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and the Audit Committee will have the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements.
Board Leadership
The Board has no policy regarding the need to separate or combine the offices of Chairman of the Board and Chief Executive Officer and instead the Board remains free to make this determination from time to time in a manner that seems most appropriate for Jushi. The positions of Chairman of the Board and Chief Executive Officer are currently held by James Cacioppo. The Board believes the Chief Executive Officer is in the best position to direct the independent directors’ attention on the issues of greatest importance to Jushi and its shareholders. Our overall corporate governance policies and practices combined with the strength of our independent directors and our internal controls minimize any potential conflicts that may result from combining the roles of Chairman and Chief Executive Officer. Additionally, our Board has a lead independent director, selected by the Board from among the independent directors. Mr. Monroe currently serves as lead independent director. The lead director's authority and responsibilities are, among other thing, to act as chair at board meetings when the Chairman is not present, including meetings of the independent directors, to coordinate activities of the independent directors and serves as a liaison between the Chairman and the independent directors, and to perform such other duties as the Board may determine from time to time.The Board believes the lead independent director position provides additional independent oversight of senior management and board matters.
Insider Trading Policy
We have adopted insider trading policies and procedures governing the purchase, sale, and other dispositions of our securities by directors, officers, and employees that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations. Our insider trading policy states, among other things, that our directors, officers, and employees are prohibited from trading in such securities while in possession of material, nonpublic information. The foregoing summary of our insider trading policies and procedures does not purport to be complete and is qualified by reference to our Insider Trading and Blackout Period Policy which was filed as exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 6, 2025. In addition, with regard to the Company's trading in its own securities, it is our policy to comply with the federal securities laws.
Anti-Hedging and Anti-Pledging Policy
Our Insider Trading and Blackout Period Policy prohibits our officers (including the NEOs), directors and employees from buying or selling financial instruments that are designed to hedge or offset a decrease in market value of our equity securities granted as compensation or held, directly or indirectly, by such individuals.

Corporate Governance Principles and Code of Ethics
The Board is committed to sound corporate governance principles and practices. In order to clearly set forth our commitment to conduct our operations in accordance with our high standards of business ethics and applicable laws and regulations, the Board also adopted a Code of Business Conduct and Ethics, which we refer to as our Code of Ethics, which is applicable to all directors, officers and employees. A copy of the Code of Ethics are available on our corporate website at https://ir.jushico.com/corporate-governance/governance-documents. We will disclose any waivers or amendments to the provisions of our Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions on our website. You also may obtain a printed copy of the Code of Ethics and Principles by sending a written request to: Investor Relations, Jushi Holdings Inc. 301 Yamato Road, Boca Raton, FL, 33431.

Compensation Committee Interlocks and Insider Participation
During 2024, our Compensation Committee members were James Cacioppo (Chair), Benjamin Cross and Stephen Monroe, none of whom, other than James Cacioppo, currently is, or formerly was, an officer or employee of the Company. James Cacioppo is currently our Chief Executive Officer, and has served as an executive officer of the Company since our founding. Except for certain transactions between James Cacioppo, Benjamin Cross and Stephen Monroe, on the one hand, and the Company, on the other hand, as disclosed elsewhere in this Proxy Statement, there were no transactions in 2024 between us and any directors who served as Compensation Committee members for any part of 2024 that would require disclosure by us under SEC rules requiring disclosure of certain relationships and related party transactions. During 2024, none of our executive officers served as a director of another entity, one of whose executive officers served on our Compensation Committee, and none of our executive officers served as a member of the compensation committee of another entity, whose executive officers served as a member of our Board. Accordingly, there were no interlocks with other companies within the meaning of the SEC's proxy rules during 2024.

EXECUTIVE OFFICERS

The following table provides information with respect to our executive officers as of April 17, 2025:

Name	Age	Position(s)
James Cacioppo	62	Chairman and Chief Executive Officer
Louis J. Barack	48	President, Chief Revenue Officer and Corporate Secretary
Michelle O. Mosier	59	Chief Financial Officer

Biographical Information
The biography of James Cacioppo can be found under “Proposal 2 - Election of Directors.” The following is biographical information for our other executive officers:
Louis J. Barack co-founded the Company in 2018 and has served as our President since December of 2019, our Chief Revenue Officer since November 2024 and our Corporate Secretary since March 2025. Mr. Barack brings extensive financial and cannabis industry investing experience (both public and private) to his roles as President, Chief Revenue Officer and Corporate Secretary and in his previous role as Interim Chief Financial Officer. Mr. Barack spent over ten years in investments at various hedge funds, including working from 2013 to 2018 at One East Capital Advisors where he focused on cannabis investments. Mr. Barack earned his BA from Princeton University and his JD/MBA from Northwestern University.
Michelle O. Mosier brings over 20 years of financial leadership experience to Jushi across several consumer-facing industries, including consumer packaged goods, global manufacturing, as well as food and beverage packaging. Most recently, she served as the Chief Financial Officer for Hamilton Beach Brands Holding Company (NYSE: HBB), a leading designer, marketer, and distributor of a wide range of branded small electric household and specialty housewares appliances, as well as commercial products. Prior to her time at Hamilton Beach, she held a number of executive leadership and finance roles, notably as Controller for Reynolds Group Holdings Limited, and Chief Financial Officer of Reynolds Consumer Products (NASDAQ: REYN). She began her career in the audit practice of Coopers & Lybrand, now PricewaterhouseCoopers, where she was admitted into the partnership in 1998.

EXECUTIVE COMPENSATION
2024 Executive Compensation Philosophy and Objectives
The Compensation Committee is committed to the adoption of an executive compensation program that fosters the attraction and retention of highly qualified executives, and motivates them to achieve our financial, operational and strategic objectives. We believe in providing our executive officers, including our named executive officers, with a competitive pay package that includes a strong link between corporate performance and compensation. In doing so, the executive compensation program is designed to reward the creation of sustained long-term shareholder value, as well as each executive's individual contributions in the context of overall annual corporate performance. We aim to meet these objectives with the principal components of our executive compensation program, which include a combination of base salary, annual cash bonuses and long-term incentives in the form of equity-based compensation.
2024 Executive Compensation Program
This section discusses the material components of the executive compensation program offered to our named executive officers (“NEOs”), identified below. For 2024, our NEOs were:
•James Cacioppo, our Chief Executive Officer;
•Louis Jonathan Barack, our President, Chief Revenue Officer and Corporate Secretary; and
•Todd West, our former Chief Operating Officer.
As an emerging growth company and a smaller reporting company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act.

Summary Compensation Table
The following table provides information regarding compensation earned by our Chief Executive Officer and our two most highly compensated executive officers other than our principal executive officer who served during 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)(1)	Total ($)
James Cacioppo Chief Executive Officer	2024	850,032	1,619,051(2)	1,027,330(3)	54,793	3,551,206
	2023	850,032	1,362,500(4)(5)	1,332,705	20,677	3,565,914
Louis Jonathan Barack President, Chief Revenue Officer and Corporate Secretary	2024	414,599	265,333(6)	215,160(7)	30,123	925,215
	2023	400,015	120,000	388,050(8)	23,633	931,698
Todd West(9) Chief Operating Officer	2024	300,011	133,333(10)	465,579(11)	11,299	910,222
	2023	—	—	—	—	—
(1) Represents our matching contributions to our 401(k) plan and health and disability benefits. In addition: (i) the amount for Mr. Cacioppo in 2024 included 13,799.99 of matching 401(k) contributions and $40,699 of legal fees paid or owed by the Company for the review and negotiation of certain amendments to Mr. Cacioppo's employment agreement and certain related party transactions involving Mr. Cacioppo, and (ii) the amount for Mr. Cacioppo in 2023 includes $13,199.99 of matching 401(k) contributions and $7,135.50 of legal fees paid by the Company for review and negotiation of certain amendments to Mr. Cacioppo's employment agreement.
(2) Pursuant to the Cacioppo Employment Agreement, Mr. Cacioppo was eligible to receive a cash bonus for the 2024 calendar year in an amount not less than $950,000. On September 13, 2024, Mr. Cacioppo and the Company entered into a fourth amendment to the Cacioppo Employment Agreement pursuant to which Mr. Cacioppo agreed to receive the $950,000 annual cash bonus that would otherwise have been paid to him on March 15, 2025 in the following alternative form: (1) a lump sum cash payment in the amount of $238,051; (2) $1,381,000 principal amount of 12% Second Lien Notes; and (3) stock options granted under the Company’s 2019 Equity Incentive Plan, as amended, expiring five years from the date of grant to purchase up to 1,062,732 of the Company’s subordinate voting shares at an exercise price of $0.65. The figure provided here reflects the lump sum cash payment and the principal amount of the 12% Second Lien Notes. The fair value of the stock options awarded to Mr. Cacioppo in 2024 are disclosed in "Option Awards".
(3) The reported amount reflects the grant date fair value of certain stock options and the incremental grant date fair value of certain other stock options awarded to Mr. Cacioppo during fiscal year 2024 calculated in accordance with Financial Accounting Standards Board ("FASB") ASC 718. On August 12, 2024, the Company approved a limited stock option cancellation and regrant program pursuant to which a limited number of the Company’s senior management team (including Mr. Cacioppo) and certain of the Company’s non-employee directors could elect to cancel each stock option held by them with an exercise price per Subordinate Voting Share greater than or equal to $1.91 and to be granted a replacement option. Mr. Cacioppo elected to participate in the stock option cancellation and regrant program. The reported amount for the stock options granted to Mr. Cacioppo pursuant to the stock option cancellation and regrant program represent the incremental grant date fair value of the replacement award over the old award calculated in accordance with FASB ASC 718. For additional information, see Note 14 of our 2024 Annual audited consolidated financial statements. Such grant date fair values do not take into account any estimated forfeitures.
(4) Pursuant to the Cacioppo Employment Agreement, Mr. Cacioppo was eligible to receive a cash bonus for the 2023 calendar year in an amount not less than $850,000. On November 15, 2023, Mr. Cacioppo and the Company entered into a second amendment to the Cacioppo Employment Agreement pursuant to which Mr. Cacioppo agreed to receive the $850,000 annual cash bonus that would otherwise have been paid to him on or before March 15, 2024 in the following alternative form: (i) a lump sum cash payment in the amount of $212,500, (ii) $1,150,000 aggregate principal amount of 12% Second Lien Notes, and (iii) fully-detached warrants to purchase 718,750 of the Company’s Subordinate Voting Shares. The figure provided here reflects the lump sum cash payment and the principal amount of the 12% Second Lien Notes.
(5)     In the Company's previous proxy statement filed April 25, 2024 (the "Previous Proxy Statement"), the Company classified the grant date fair value of the warrants granted to Mr. Cacioppo in connection with the second amendment to the Cacioppo Employment Agreement ($221,331) as a Bonus as indicated in footnote 2 of the Previous Proxy Statement. For purposes of this Proxy Statement and on a go-forward basis the Company has elected to classify the grant date fair value of the warrants granted to Mr. Cacioppo in connection with the second amendment to the Cacioppo Employment Agreement as Option Awards to maintain consistency in the classification of warrants for purposes of this table. Consequently, $221,331 has been moved from Mr. Cacioppo's 2023 Bonus to Mr. Cacioppo's 2023 Option Awards.
(6) The reported amount reflects the amount of Mr. Barack’s bonus for fiscal year 2024 that the Company has accrued for but has not been paid. The amount actually paid, if any, is at the discretion of the Company and subject to Board approval.
(7)    The reported amount reflects the incremental grant date fair value of certain other stock options awarded to Mr. Barack during fiscal year 2024 calculated in accordance with FASB ASC 718. August 12, 2024, the Company approved a limited stock option cancellation and regrant program pursuant to which a limited number of the Company’s senior management team (including Mr. Barack) and certain of the Company’s non-employee directors could elect to cancel each stock option held by them with an exercise price per Subordinate Voting Share greater than or equal to $1.91 and to be granted a replacement option. Mr. Barack elected to participate in the stock option cancellation and regrant program. The reported amount for the stock options granted to Mr. Barack pursuant to the stock option cancellation and regrant program represent the incremental grant date fair value of the replacement award over the old award calculated in accordance with FASB ASC 718. For additional information, see Note 14 of our 2024 Annual audited consolidated financial statements. Such grant date fair values do not take into account any estimated forfeitures.
(8)    The reported amount reflects the grant date fair value of certain stock options and the incremental grant date fair value of certain other stock options awarded to Mr. Barack during fiscal year 2023 calculated in accordance with FASB ASC 718. On November 15, 2023, the Company approved a limited stock option cancellation and regrant program pursuant to which a limited number of the Company’s senior management team (including Mr. Barack) and certain of the Company’s non-employee directors could elect to cancel each stock option held by them with an exercise price per Subordinate Voting Share greater than or equal to $3.91 and to be granted a replacement option. Mr. Barack elected to participate in the stock option cancellation and regrant program. The reported amount for the stock options granted to Mr. Barack pursuant to the stock option cancellation and regrant program represent the incremental grant date fair value of the replacement award over the old award calculated in accordance with FASB ASC 718. For additional information, see Note 14 of our 2023 Annual audited consolidated financial statements. Such grant date fair values do not take into account any estimated forfeitures.
(9) Mr. West joined the Company on April 12, 2024 and was terminated on January 6, 2025.
(10) Mr. West joined the Company in April 2024 and a pro-rata portion of his $200,000 bonus equates to $133,333 as of December 31, 2024.
(11) The reported amount reflects the grant date fair value of stock options awarded to Mr. West during fiscal year 2024 calculated in accordance with FASB ASC 718.
Compensation Components
The executive compensation program during the fiscal year ended December 31, 2024, consisted of three (3) key elements: (i) base salaries; (ii) cash bonuses; and (iii) equity-based compensation.
Base Salaries
Base salaries are intended to provide an appropriate level of fixed compensation that will assist in employee retention and recruitment. Base salaries are determined on an individual basis, taking into consideration the past, current and potential contribution to our success, the position and responsibilities of the NEOs and competitive industry pay practices for other similarly sized companies in the industry.
Incentive Compensation
Bonuses are awarded based on qualitative and quantitative performance standards and reward performance of each NEO individually. The determination of an NEO’s performance may vary from year to year depending on economic conditions and conditions in the industry in which we operate and may be based on measures such as acquisition activity, equity raises, revenue growth, EBITDA growth, and talent recruitment and retention, metrics the Compensation Committee and management believe to provide proper incentives for achieving long-term shareholder value for us at this time. Except as set forth below under the heading “Agreement with Mr. Cacioppo”, the Compensation Committee and the Board, when required, retain full discretion over performance evaluation and the amount of any bonuses to be paid to NEOs.
Equity-Based Compensation
The long-term component of compensation for executive officers, including the NEOs, is currently based on a combination of restricted stock and/or stock options issued under our 2019 Equity Incentive Plan. This component of compensation is intended to reinforce management’s long-term commitment to our performance. The board of directors believes that incentive compensation in the form of stock option grants and/or restricted stock awards which vest over time, typically three to five years, is beneficial and necessary to attract and retain both senior executives and managerial talent at other levels. Furthermore, the board of directors believes stock option grants are an effective long-term incentive vehicle because they are directly tied to share price over a longer period, up to 10 years, and motivate executives to deliver sustained long-term performance and increase shareholder value, and have a time horizon that aligns with long-term corporate goals. And restricted stock includes a tax component at issuance or vesting, whichever the grantee decides, which incentivizes the restricted stock grantee to deliver mid-term performance and increase shareholder value that aligns with mid-term corporate goals. In 2024, the board of directors took the following actions in respect of outstanding equity awards designed to reinforce the efficacy of the outstanding equity awards as a tool for meeting the Company's retention and motivation goals:

Option Repricing

On August 12, 2024, the disinterested directors on our Board approved a stock option cancellation and regrant program, pursuant to which certain members of our senior management team, including Mr. Cacioppo and Mr. Barack, were permitted to elect to cancel each option held by the eligible participant with an exercise price per subordinate voting share greater than or equal to $1.91, and to be granted a replacement option to purchase an identical number of subordinate voting shares on the first date such grant was eligible to be made after the expiration of a 30-day period measured from the cancellation date and otherwise in compliance with US and Canadian law and applicable stock exchange rules, at an exercise price per subordinate voting share equal to the fair market value of a subordinate voting share on the grant date subject to certain limitations set forth in the Company’s 2019 Equity Incentive Plan. Mr. Cacioppo and Mr. Barack elected to participate in such program. On September 13, 2024, Mr. Cacioppo had 2,385,000 options repriced from $2.00 per subordinate voting share to $0.54 per subordinate voting share and 3,000,000 options repriced from $1.93 per subordinate voting share to $0.54 per subordinate voting share. The vesting schedule with respect to 5,385,000 of Mr. Cacioppo's replacement options restarted on the replacement option grant date, and vests in two equal installments measured from the replacement option grant date, with the first installment vesting immediately and the second installment vesting one year from replacement option grant date. On September 13, 2024, Mr. Barack had 793,000 options repriced from $2.00 per subordinate voting share to $0.54 per subordinate voting share and 1,000,000 options repriced from $1.93 per subordinate voting share to $0.54 per subordinate voting share. The vesting schedule with respect to 1,793,000 of Mr. Barack's replacement options restarted on the replacement option grant date, and vests in three equal annual installments measured from the replacement option grant date.
Timing of Grant of Equity Awards
Our Board and Compensation Committee typically grant equity awards on a quarterly basis, but do not follow a formal policy or practice related to the timing of the grants of equity awards. Neither the Board nor the Compensation Committee takes material nonpublic information into account when determining the timing of equity award grants in order to take advantage of a depressed stock price or an anticipated increase in stock price. Similarly, it is the Company’s practice not to release material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation..

Outstanding Equity Awards at Fiscal Year End
The following table provides information regarding outstanding Equity Awards held by our NEOs as of December 31, 2024.

		Option Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
James Cacioppo	12/09/2022(2)	2,000,000	1,000,000	1.75	12/9/2032
	12/17/2023(3)	1,500,000	1,500,000	0.55	12/17/2033
	9/13/2024(4)	2,692,500	2,692,500	0.54	9/13/2034
	9/13/2024(5)	0	1,062,732	0.65	9/13/2029
Louis Jonathan Barack	5/17/2023(6)	200,000	400,000	0.48	5/17/2033
	12/17/2023(7)	333,333	666,667	0.55	12/17/2033
	9/13/2024(8)	0	1,793,000	0.54	9/13/2034
Todd West	3/20/2024(9)	250,000	250,000	0.70	3/20/2034
	5/15/2024(10)	0	500,000	0.71	5/15/2034

(1)	All options were granted under the Company's 2019 Equity Incentive Plan. Awards may be subject to acceleration provisions as described in the “Employment Agreements, Severance and Change in Control Arrangements” Section below.
(2)	Granted 3,000,000 options, 1/3 of which vested on January 1, 2023, 1/3 of which vested on January 1, 2024, and 1/3 of which vested on January 1, 2025.
(3)	Granted 3,000,000 options, 1/2 of which vested on January 1, 2024, and 1/2 of which vested on January 1, 2025.
(4)	Granted 5,385,000 options, 1/2 of which vested on September 13, 2024, and 1/2 of which vests on September 13, 2025.
(5)	Granted 1,062,732 options, which vested on January 1, 2025.
(6)	Granted 600,000 options, 1/3 of which vested on May 1, 2024, 1/3 of which vests on May 1, 2025 and 1/3 of which vests on May 1, 2026.
(7)	Granted 1,000,000 options, 1/3 of which vested on December 17, 2024, 1/3 of which vests on December 17, 2025, and 1/3 of which vests on December 17, 2026.
(8)	Granted 1,793,000 options, 1/3 of which vests on September 13, 2025, 1/3 of which vests on September 13, 2026, and 1/3 of which vests on September 13, 2027.
(9)
Granted 500,000 options, 250,000 of which vested on April 1, 2024, 83,333 of which would have vested on April 1, 2025, 83,333 of which would have vested on April 1, 2026 and 83,334 of which would have vested on April 1, 2027.

(10)
Granted 500,000 options, 83,333 of which would have vested on May 15, 2025, 83,333 of which would have vested on May 15, 2026, 83,334 of which would have vested on May 15, 2027, 125,000 of which would have vested on May 15, 2028 and 125,000 of which would have vested on May 15, 2029.

Employment Agreements, Severance and Change in Control Arrangements

Agreement with Mr. Cacioppo

We have entered into an employment agreement with Mr. Cacioppo for the position of Chief Executive Officer and Chairman of the board of directors (the “Cacioppo Employment Agreement”). The Cacioppo Employment Agreement provides for Mr. Cacioppo’s at-will employment for an initial period of two years and one day following its effective date, with automatic renewal for one successive two-year period, unless written notice is provided at least 60 days prior to the end of the initial period. Mr. Cacioppo’s current annual base salary is $850,000 and he is eligible to receive an annual bonus with a target amount of 100% of his annual base salary. The actual amount of any bonus earned by Mr. Cacioppo will be determined by the board, but in no event will such bonus be less than 100% of Mr. Cacioppo’s base salary. On March 14, 2023, Mr. Cacioppo and the Company entered into an amendment to the Cacioppo Employment Agreement pursuant to which Mr. Cacioppo agreed to receive the $750,000 annual cash that would otherwise have been paid to him on March 15, 2023 in the following alternative form: (i) a lump sum cash payment in the amount of $250,000, (ii) $750,000 aggregate principal amount of 12% second lien notes due December 7, 2026 (the “12% Second Lien Notes”), and (iii) fully-detached warrants to purchase up to approximately $375,000 worth of the Company’s Subordinate Voting Shares, with such warrants to be priced and issued as soon as practical in accordance with U.S. and Canadian securities laws. On November 15, 2023, Mr. Cacioppo and the Company entered into a second amendment to the Cacioppo Employment Agreement pursuant to which Mr. Cacioppo: (i) waived his right to the $100,000 base salary increase that would otherwise have become effective on January 1, 2024, (ii) waived his right to the $850,000 annual cash bonus that would otherwise have been paid to him on March 15, 2024, and (iii) agreed to the Company cancelling his 3,000,000-share option grant issued on October 27, 2021. In lieu of the foregoing, Mr. Cacioppo received: (i) a lump sum cash payment in the amount of $212,500, (ii) $1,150,000 aggregate principal amount of 12% Second Lien Notes, and (iii) fully-detached warrants to purchase up to approximately $575,000 worth of the Company’s Subordinate Voting Shares. On August 12, 2024, Mr. Cacioppo and the Company entered into a third amendment to the Cacioppo Employment Agreement pursuant to which Mr. Cacioppo: (i) agreed to the Company cancelling his 3,000,000 options that were grant issued on July 28, 2022, (ii) agreed to the Company cancelling his 2,385,000 options that were grant issued April 17, 2019, (iii) waived his 2024 long term incentive entitlement to 3,000,000 options due to be grant issued on or before January 1, 2025 with 50% vesting January 1, 2025 and 50% vesting January 1, 2026. The third amendment provided that Mr. Cacioppo would instead receive 5,385,000 in options. On September 13, 2024, the Company and Mr. Cacioppo, entered into a fourth amendment to the Cacioppo Employment Agreement pursuant to which Mr. Cacioppo agreed to receive the $950,000 annual cash bonus that would otherwise have been paid to him on March 15, 2025 in the following alternative form: (i) a lump sum cash payment in the amount of $238,051; (ii) $1,381,000 principal amount of 12% Second Lien Notes; and (iii) stock options to purchase up to 1,062,732 of the Company's subordinate voting shares at an exercise price of $0.65 per share.

Mr. Cacioppo is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of such plans, including our 2019 Equity Incentive Plan. Except as amended pursuant to an amendment to the Cacioppo Employment Agreement, beginning on or before July 30, 2022, and each January 1 thereafter through January 1, 2026, Mr. Cacioppo will be eligible to receive an annual equity compensation award (an LTI Award) in the form of a stock option to purchase 3,000,000 shares. The Cacioppo Employment Agreement provides that the first two LTI Awards will be vested as to one-third of the option shares on the grant date, and the remaining option shares will vest in two equal installments on January 1 of each year following the option grant date, subject to Mr. Cacioppo’s continued service through the applicable vesting date. The second two LTI Awards will be vested as to 50% of the option shares on the grant date, and the remaining option shares will vest on the first anniversary of the option grant date, subject to Mr. Cacioppo’s continued service through such date. The fifth LTI Award will be fully vested on the January 1, 2026 option grant date. Each LTI Award will remain exercisable following Mr. Cacioppo’s termination date until the earlier of (i) the expiration of the option term and (ii) the fifth anniversary of Mr. Cacioppo’s termination date.

The Cacioppo Employment Agreement provides that in the event of a termination of Mr. Cacioppo’s employment by the Company without cause, by the Company’s election not to renew the initial term of his employment agreement, or by Mr. Cacioppo for good reason, then subject to Mr. Cacioppo’s execution and non-revocation of a general release of claims, Mr. Cacioppo will be eligible to receive: (i) a one-time lump sum payment in an amount equal to $5,000,000, (ii) a grant of the next LTI Award that would otherwise have been granted had Mr. Cacioppo remained employed by the Company through the next scheduled LTI Award date (or economically equivalent compensation in an alternative form if the grant of such awards would violate applicable law, or in the event there is an insufficient number of shares available under the company’s equity plan to make the LTI Award), and (iii) full vesting of all of Mr. Cacioppo’s outstanding equity-based awards.

Upon a termination of Mr. Cacioppo’s employment due to death, subject to his estate’s execution of a general release of claims in favor of the Company, his estate will be entitled to (i) a lump sum payment of a pro rata portion of his annual bonus in respect of the fiscal year in which such termination occurs, (ii) a lump sum cash payment in an amount equal to eighteen times the monthly COBRA premiums that Mr. Cacioppo would be required to pay to continue group health coverage at the level in effect on the date of his termination, and (iii) full vesting on the date of death of all outstanding equity-based award, subject to compliance with applicable law (clause (i) and (ii), the “Separation Payments”). Upon a termination of Mr. Cacioppo’s employment due to disability, Mr. Cacioppo will be eligible to receive the Separation Payments subject to his execution of a general release of claims in favor of the Company.

In the event of a change in control, Mr. Cacioppo will be eligible to receive (i) a one-time lump sum payment in an amount equal to $5,000,000, (ii) a grant of the next LTI Award that would otherwise have been granted had Mr. Cacioppo remained employed by the Company through the next scheduled LTI Award date, and (iii) full vesting of all of Mr. Cacioppo’s outstanding equity-based awards. If any payment or benefit Mr. Cacioppo receives in connection with a change in control would constitute a “parachute payment” within the meaning of Section 280G of the Code subject to the excise tax under Section 4999, Mr. Cacioppo will receive a full tax gross-up payment.

The Cacioppo Employment Agreement contains various restrictive covenants, including non-competition provisions during the term of his employment and for eighteen (18) months thereafter and non-solicitation provides during the term of his employment and for two (2) years thereafter.

Agreement with Mr. Barack

We entered into an employment agreement with Mr. Barack effective May 1, 2019, which was amended by a letter agreement dated June 9, 2020 and further amended on November 5, 2024. The employment agreement, as amended, provides for, among other things, an initial base salary of $250,000, which may increase from time to time and is currently set at $450,000, and a discretionary performance-based bonus with a target of up to 80% of Mr. Barack's base salary, which may be paid by us in cash or equity and is subject to Board approval. Mr. Barack is also eligible, subject to approval by our Board or the Compensation Committee, for equity grants under the 2019 Equity Incentive Plan. The employment agreement includes standard six (6)-month noncompetition and two (2)-year non-solicitation covenants. In the event Mr. Barack’s employment is terminated without cause (whether or not in connection with a change in control), he is entitled to receive a lump sum cash severance payment equivalent to twelve (12) months of his base salary, subject to his execution of a general release of claims in favor of the Company. Upon a change in control, his employment is automatically terminated and he becomes entitled to a cash severance equivalent to twelve (12) months of his base salary, in addition to full vesting of all outstanding equity grants.

Agreement with Mr. West

We entered into an employment agreement with Mr. West effective April 12, 2024. The employment agreement provided for, among other things, an initial base salary of $400,000, which could increase from time to time, a first year bonus of $200,000 provided Mr. West remained employed with the Company as Chief Operating Officer for one (1) year and was employed by the Company when such bonus is paid, and following Mr. West's first year with the Company a discretionary performance-based bonus that could have been paid by us in cash or equity and was subject to Board approval. Mr. West was also eligible, subject to approval by our Board or the Compensation Committee, for equity grants under the 2019 Equity Incentive Plan. The employment agreement included standard twelve (12)-month noncompetition and two (2)-year non-solicitation covenants. In the event Mr. West’s employment was terminated without cause prior to a change in control, he was entitled to receive a cash severance payment equivalent to twelve (12) months of his base salary paid in equal installments based on the Company’s regular payroll schedule, subject to his execution of a general release of claims in favor of the Company. In the event of a termination of Mr. West’s employment without cause upon a change in control or thereafter, he was entitled to twelve (12) months of his base salary paid in equal installments based on the Company’s regular payroll schedule in addition to full vesting of all outstanding equity grants, subject to his execution of a general release of claims in favor of the Company. Mr. West's employment with the Company was terminated on January 6, 2025.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table contains information about our equity compensation plan as of December 31, 2024:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	26,769,419(1)	$0.79(2)	6,669,002(3)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	26,769,419	$0.79	6,669,002

(1)
This number represents all outstanding options under the 2019 Equity Incentive Plan, including vested and unvested options. The Company does not have any warrants or other rights outstanding under the 2019 Equity Incentive Plan.

(2)
The weighted-average exercise price information is comprised of the exercise prices of all outstanding stock options issued under the 2019 Equity Incentive Plan. The Company does not have any warrants or other rights outstanding under the 2019 Equity Incentive Plan.

(3)
The number of shares that are available for issuance under the 2019 Equity Incentive Plan cannot exceed 15% of the number of outstanding subordinate voting shares, plus an additional 2% of the number of outstanding subordinate voting shares that may be issued as inducement to employees and officers not previously employed by the Company and who were not previously an insider of the Company.

.

DIRECTOR COMPENSATION

For the 2024 fiscal year, each non-employee director was paid an annual retainer fee of $70,000, except for Stephen Monroe, who was paid an additional retainer fee of $20,000 in recognition of his role as Lead Independent Director and Billy Wafford, who was paid an additional retainer fee of $30,000 in recognition of his role as chairman of the Audit Committee. Directors are also reimbursed for any out-of-pocket travel expenses incurred in order to attend meetings of the Board, meetings of committees of the Board or meetings of our shareholders.

Historically, each non-employee director has been provided an annual grant of restricted stock or stock options each year. In 2024 the Company approved a limited stock option cancellation and regrant program pursuant to which certain non-employee directors could elect to cancel each stock option held by them with an exercise price per Subordinate Voting Share greater than or equal to $1.91 and to be granted a replacement option after the expiration of a 30-day period measured from the cancellation date (and otherwise in compliance with US and Canadian law and applicable stock exchange rules), at an exercise price per Subordinate Voting Share equal to the fair market value of a Subordinate Voting Share on the grant date, subject to certain limitations set forth in the 2019 Equity Incentive Plan. Mr. Cross, Ms. Hahn, Mr. Monroe, and Mr. Wafford were eligible and elected to participate in such program, and an aggregate of 394,758 replacement options were granted on September 13, 2024, with an exercise price per share of $0.54, the fair market value per Subordinate Voting Share on such date. The vesting schedule for the directors' replacement options restarted on the replacement option grant date and vests one year from the replacement option grant date.

The following table sets forth information regarding compensation awarded to, earned by, or paid to, our non-employee directors in connection with their service for the year ended December 31, 2024. We do not pay any compensation to James Cacioppo, our Chief Executive Officer, who is also the Chair of the Company’s Board, in connection with his service on the Board.

Name	Fees earned or paid in cash ($)(1)	Option awards ($)(2)(3)	Total ($)
Billy Wafford	100,000	12,097	112,907
Benjamin Cross	70,000	9,600	79,600
Marina Hahn	70,000	9,600	79,600
Stephen Monroe	90,000	17,469	107,469

(1)	Represents amount earned or paid for service as a director during fiscal year 2024.
(2)
The reported amounts reflect the grant date fair value of certain stock options and the incremental grant date fair value of certain other stock options awarded to each non-employee director during fiscal year 2024 calculated in accordance with FASB ASC 718. On August 12, 2024, the Company approved a limited stock option cancellation and regrant program pursuant to which a limited number of the Company’s senior management team and the Company’s non-employee directors could elect to cancel each stock option held by them with an exercise price per Subordinate Voting Share greater than or equal to $1.91 and to be granted a replacement option. Each non-employee director elected to participate in the stock option cancellation and regrant program. The reported amount for the stock options granted to each non-employee director pursuant to the stock option cancellation and regrant program represents the incremental grant date fair value of the replacement award over the old award calculated in accordance with FASB ASC 718. For additional information, see Note 14 of our audited consolidated financial statements. Such grant date fair values do not take into account any estimated forfeitures.

(3)
As of December 31, 2024, each non-employee director held the following aggregate number of outstanding option awards (including both vested and unvested options): (1) Billy Wafford – 327,235; (2) Marina Hahn – 220,000; (3) Stephen Monroe – 338,952; (4) Benjamin Cross – 260,000.

OTHER MATTERS

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act (“Section 16(a)”) requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (“10% Holder”), to file reports of ownership and changes in ownership with the SEC. Officers, directors and 10% Holders are required by SEC regulations to furnish our company with copies of all Section 16(a) forms that they file.

To our knowledge, based solely on review of the copies of such reports furnished to us, or written representations from reporting persons that all reportable transactions were reported, we believe that during the fiscal year ended December 31, 2024, the executive officers, directors and 10% Holders timely filed all reports they were required to file under Section 16(a).
Additional Matters
The board does not know of any matters other than those described in this Proxy Statement that will be presented for action at the annual meeting.

If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

By order of the board of directors:

LOUIS JONATHAN BARACK
President, Chief Revenue Officer and Corporate Secretary

Boca Raton, Florida, April 23, 2025

JUSHI HOLDINGS INC.
Form of Proxy – Annual Meeting to be held on June 3, 2025	United Kingdom Building 350 – 409 Granville Street Vancouver BC V6C 1T2

Appointment of Proxyholder I/We being the undersigned holder(s) of Jushi Holdings Inc. hereby appoint James A. Cacioppo or failing this person, Michelle Mosier	OR	Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein:

as my/our proxyholder with full power of substitution and to attend, act, and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual Meeting of Jushi Holdings Inc. to be held at 301 Yamato Road, Suite 3250 Boca Raton, FL 33431 at 10:00 a.m. (Eastern time) or at any adjournment thereof.

1. Number of Directors. To set the number of directors to be elected at the Meeting to five (5).	For Against
☐ ☐

2. Election of Directors.	For Withhold		For Withhold		For Withhold
a. James A. Cacioppo	☐ ☐	b. Stephen Monroe	☐ ☐	c. Benjamin Cross	☐ ☐
d. Marina Hahn	☐ ☐	e. Billy Wafford	☐ ☐

3.    Appointment of Auditors. To appoint Macias Gini & O'Connell LLP, Certified Public Accountants, as auditors of the Corporation to hold office until the next annual meeting of shareholders, and to authorize the directors of the Corporation to fix the auditors' remuneration and the terms of their engagement.
For Withhold
☐ ☐

Authorized Signature(s) – This section must be completed for your instructions to be executed.

I/we authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.
	Signature(s):	Date
MM / DD / YY
Interim Financial Statements – Check the box to the right if you would like to receive interim financial statements and accompanying Management’s Discussion & Analysis by mail. See reverse for instructions to sign up for delivery by email.
☐
Annual Financial Statements – Check the box to the right if you would like to receive interim financial statements and accompanying Management’s Discussion & Analysis by mail. See reverse for instructions to sign up for delivery by email.
☐
1

This form of proxy is solicited by and on behalf of Management.
Proxies must be received by 10:00 am, Eastern time, on May 30, 2025.
Notes to Proxy
1.    Each holder has the right to appoint a person, who need not be a holder, to attend and represent them at the Meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided on the reverse.
2.    If the securities are registered in the name of more than one holder (for example, joint ownership, trustees, executors, etc.) then all the registered owners must sign this proxy in the space provided on the reverse. If you are voting on behalf of a corporation or another individual, you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.
3.    This proxy should be signed in the exact manner as the name appears on the proxy.
4.    If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5.    The securities represented by this proxy will be voted as directed by the holder; however, if such a direction is not made in respect of any matter, this proxy will be voted FOR each of the director nominees listed on the reverse and FOR proposals 1 and 3 as recommended by Management.
6.    The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7.    This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.
8.    This proxy should be read in conjunction with the accompanying documentation provided by Management.

INSTEAD OF MAILING THIS PROXY, YOU MAY SUBMIT YOUR
PROXY USING SECURE ONLINE VOTING AVAILABLE ANYTIME:

To Vote Your Proxy Online please visit:
https://login.odysseytrust.com/pxlogin

You will require the CONTROL NUMBER printed with your address to the right.

If you vote by Internet, do not mail this proxy.
To request the receipt of future documents via email and/or to sign up for Securityholder Online services, you may contact Odyssey Trust Company at https://odysseytrust.com/ca-en/help/.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. A return envelope has been enclosed for voting by mail.

2